OFFERING CIRCULAR DATED DECEMBER 8, 2017

CAMPAGNA MOTORS USA, INC.

100 Walnut St.

Champlain, NY 12919

Up to 2,000,000 Shares of Common Stock.

SEE “SECURITIES BEING OFFERED” AT PAGE 31

	Price to Public	Underwriting discount and commissions*	Proceeds to issuer before expenses†	Proceeds to other persons
Per share	$7.00	$0.49	$6.51	—
Total Maximum	$14,000,000	$980,000	$13,020,000	—

* The Company has engaged Midtown Partners & Co., LLC and NMS Capital Advisors, LLC to serve as its exclusive placement agents for the placement of shares of common stock on a best-efforts basis in this Offering. In exchange for the services of the placement agents, the placement agents will be entitled to a placement fee of 7% of the value of the shares of common stock sold by the Company. In addition, placement agents will receive a three-year warrant to purchase a number of shares equal to 5% of the amount of shares of common stock sold in this Offering at an exercise price of $8.40 per share. See “Plan of Distribution” for additional information.

† The Company expects that the amount of expenses of the offering that it will pay will be approximately $100,000, not including state filing fees or marketing expenses.

The termination date of the offering or the “Termination Date” will be at the earlier of the date at which $14,000,000 of shares of the Company’s common stock have been sold, June 30, 2018, or the date on which the Company terminates this Offering in its sole discretion.

This Offering is being made on a best efforts basis without any minimum offering target and will be made on continuous basis as provided by Rule 241(d)(3)(i)(F) for up to one year following the date of qualification by the Commission.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO www.investor.gov.

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This Offering is inherently risky. See “Risk Factors” on page 6.

Sales of these securities will commence on approximately December __, 2017.

The company is following the “Offering Circular” format of disclosure under Regulation A.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY’S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

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In this Offering Circular, the terms “Campagna Motors USA, Inc.”, “Campagna Motors USA” or “the Company” refer to Campagna Motors USA, Inc. The terms “CIRBIN Inc.” or “Campagna Motors Canada” refer to a Canadian company under common control, CIRBIN, Inc. The term “Campagna Motors” refers to the Company and Campagna Motors Canada together on a collective basis. The Company is not a subsidiary of Campagna Motors Canada.

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

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SUMMARY

This Offering Circular Summary highlights information contained elsewhere and does not contain all of the information that you should consider in making your investment decision. Before investing in the Company’s Common Stock, you should carefully read this entire Offering Circular, including the Company’s financial statements and related notes. You should also consider, among other information, the matters described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

The Company

Campagna Motors USA, Inc. is a recently formed company that is the exclusive marketing and distribution affiliate for Campagna Motors Canada in the U.S. The Company was organized on October 19, 2016 as a C Corporation in the State of Delaware. Campagna Motors Canada is an entity first organized on May 12, 2007 as a corporation under the laws of Québec, Canada. Campagna Motors USA is currently owned by the same owners as Campagna Motors Canada. It is not a subsidiary of Campagna Motors Canada.

Campagna Motors USA benefits from the more than two decades of experience of Campagna Motors Canada in selling the vehicles produced by Campagna Motors Canada, and developing its planned new vehicle. Campagna Motors branded vehicles were first developed by Daniel Campagna, a former mechanic of Gilles Villeneuve, a Formula One racer, in Quebec, Canada. Daniel Campagna’s vision was for a light and nimble, comfortable, street-legal vehicle delivering exhilarating accelerations and precision handling. Since the 1990s, these vehicles have been available to purchasers in Canada and available in the United States since 2001. Campagna Motors USA will facilitate a focused expansion into the US market and development of a new vehicle product.

Products for Sale

Campagna Motors USA is selling, servicing, and renting vehicles manufactured by Campagna Motors Canada. These vehicles include the T-REX and the V13R, with the T-REX being its flagship product. The T-REX is a two-seat, three wheeled motor vehicle featuring an in-line 6-cylinder engine, delivering 160 horse power and acceleration of 0 to 100 km/h in 3.9 seconds. The engine is currently sourced from BMW. The combination of performance, design, and features, make the T-REX a fun and exciting drive. The T-REX’s retail price ranges from $58,000 to $64,000.

The V13R is advertised as an “American Muscle Trike”. The V13R is a two-seat, three wheeled motor vehicle with 122 horse power, with its engine sourced from Harley Davidson. The V13R’s retail price is approximately $54,000.

In addition to selling vehicles manufactured by Campagna Motors Canada, Campagna Motors USA will be developing, along with Campagna Motors Canada a new model which it anticipates would have a retail price around $30,000. Campagna Motors intends for this product to be available in the next three years.

Our Growth Strategy

Campagna Motors USA intends to operate a network of 40 corporate stores in cities across the United States as well enrolling 60 franchisee dealerships to sell and lease Campagna Motors branded vehicles, along with maintenance/repair and rental services. The Company intends to open its first corporate store in New York.

The Offering

The Company is offering Common Stock of the Company to investors under the exemption from registration provided by Regulation A of the Securities Act of 1933 (the “Offering”).

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Management

Campagna Motors USA is managed by André Morissette and senior staff from Campagna Motors Canada. Mr. Morissette and his senior staff have led Campagna Motors Canada since 2007.

Key Risk Factors of this Offering

•	The Company relies on the efforts of its affiliate, Campagna Motors Canada, to develop and manufacture Campagna Motors vehicles.

•	The Company has not yet executed the license agreement to market and sell Campagna Motors branded vehicles.

•	The Company is controlled by a small management team that also manages Campagna Motors Canada.

•	There is no readily available market for resell of the securities in this Offering.

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RISK FACTORS

The SEC requires the Company to identify risks that are specific to its business and its financial condition. The Company is still subject to all the same risks that all companies in its business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as hacking and the ability to prevent hacking). Additionally, early-stage companies are inherently more risky than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

Risks Related to the Company’s Operations

The Company relies on the efforts of its Canadian affiliate to manufacture and develop products. Campagna Motors USA has been created to provide marketing and logistics support to Campagna Motors Canada in the US market. The Company will conduct its own marketing in conjunction with Campagna Motors Canada, operate corporate stores, coordinate a dealer network, and engage in product development. However, the Company intends to rely on Campagna Motors Canada for major product development under the Campagna Motors brand and on the efforts of Campagna Motors Canada to supply the US market with vehicles for purchase.

The Company is dependent on its founders to execute its business plan. Campagna Motors USA is dependent on the efforts of its executive officers, André Morissette, to execute its business plan. The Company’s business would be adversely affected should either André Morissette decide to leave the Company. The Company does not maintain its own life insurance policy on its executive officers. The Company intends to hire a new executive management team by the middle of 2018 following the raising of funds in this Offering, but has not yet identified any suitable replacements. There can be no assurance that the Company will be successful in identifying and attracting suitable replacement executive officers.

The Company’s executive officers may experience a conflict of interest in the operations of the Company. The Company’s executive officers, André Morissette, will manage Campagna Motors Canada at the same time that they manage the Company. In the course of managing both entities, they may encounter opportunities that could be served by either company. If opportunities are provided to Campagna Motors Canada rather than the Company, the Company’s financial results could be impacted.

The Company intends to enter into a license agreement with Campagna Motors Canada. In order to be fully operational as an independent entity and not merely a distributor of Campagna Motors branded vehicles, the Company intends to enter into a licensing agreement that will allow the Company to use the intellectual property of Campagna Motors Canada to further development of new vehicles. While a summary of the terms of this license agreement is identified in this Offering Circular, as of the date of this Offering Circular the agreement has not been executed by the Company and Campagna Motors Canada.

The distribution agreement may be terminated at any time by Campagna Motors Canada. The distribution agreement between the Company and Campagna Motors Canada includes three provisions for termination of the agreement. The first requires breach of the agreement, the second would be in the event of the cessation of business of either company, and the third is at the sole discretion of Campagna Motors Canada if it decides to discontinue sales into the US. In the event that Campagna Motors Canada chooses to discontinue sales into the US, the Company would not be able to sell any Campagna Motors branded vehicles, which would have a material adverse effect on the Company’s business and operations

Agreements between the Company and Campagna Motors Canada are not arm’s length transactions. The Company’s executive officers, André Morissette is also executive officers of Campagna Motors Canada. Any agreements, including the current distribution agreement and to be executed license agreement, do not result from arm’s length discussions between unrelated parties. Instead, André Morissette has determined the terms of the agreements for both the Company and Campagna Motors Canada.

Except for sales of the entry-level vehicle in development, the Company will only operate in a limited geographic territory. The Company’s operations will be limited to the United States and will not seek out opportunities in other geographic territories. As a result, if global growth in demand exceeds that of the United States, the Company will not be in position to benefit from such trends.

The Company will be subject to changes in foreign currency exchange rates. Campagna Motors USA will acquire all of its inventory from Campagna Motors Canada, a company based in Québec, Canada. The prices at which the Company acquires that inventory will vary based on exchange rates between the United States and Canada and may impact the financial results of the Company.

Political uncertainty regarding trade relations may negatively impact the Company. Recent political trends in the United States have created new uncertainty regarding trade relations between the United States and Canada. Should the United States no longer participate in the North American Free Trade Agreement, without having a new agreement in place, it is possible that Campagna Motors USA will be required to acquire its inventory from Campagna Motors Canada at a higher price. If the Company is not able to pass these price increases on to consumers, the Company’s financial results may be harmed.

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The Company faces competition from larger and more established motor vehicle companies. The Company’s current competitors have significantly greater resources and better competitive positions in certain markets than Campagna Motors USA. These factors may allow competitors to respond more effectively than Campagna Motors USA to new or emerging technologies and changes in the market.

The Company operates in a highly competitive space. Competition presents an ongoing threat to the success of the Company’s business. Campagna Motors USA’s competitors may develop products, features, or services that are similar or that achieve greater market acceptance. Campagna Motors USA’s competitors may also undertake more far-reaching and successful product development efforts or marketing campaigns. These activities may reduce demand for Campagna Motors branded vehicles.

The Company may not be able to respond to changes in market demand for vehicles if demand for the T-REX and V13R should develop and then declines. Except for any vehicles in development, Campagna Motors USA will acquire its vehicles directly from Campagna Motors Canada. If there are changes in demand for particular aspects of these vehicles, Campagna Motors USA, as a distributor may not be able to respond to those changes and will rely on Campagna Motors Canada to modify its products.

The Company may be adversely impacted by an economic downturn or declining economic sentiment. Campagna Motors branded products are high-end, recreational vehicles. In the event of an economic downturn or declining economic sentiment, potential customers may hold back from acquiring Campagna Motors branded vehicles prior to cutting back on other expenses.

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The Company may be negatively impacted by increasing interest rates. Interest rates have been at historic lows for the past few years. This has made it less expensive to finance the purchase of vehicles, like those to be offered by Campagna Motors USA. Should interest rates go up, the Company’s revenues may be negatively impacted if customers who would have financed a vehicle decide to purchase from the Company.

The Company may not be successful in its efforts to grow its US customer base. Campagna Motors Canada has sold approximately 2,000 vehicles, significantly in Canada. In the past two years, 188 vehicles have been sold, with 82 into the US. The Company’s main focus will be to grow the US customer base for Campagna Motors branded vehicles. There is no guarantee that these efforts will be successful.

The Company’s success depends on its ability to develop a desirable vehicle at a lower-cost than the T-REX and V13R. In addition to selling vehicles acquired from Campagna Motors Canada, the Company is developing, with Campagna Motors Canada, a lower-price vehicle, with a target retail price of approximately $30,000. This vehicle is still in development stages. If the Company is not able to bring that vehicle to market, its financial condition may be harmed.

The Company’s success depends on its ability to operate dozens of corporate stores and a dealer network. In order to reach new customers, the Company will need to open showrooms and create arrangements with independent dealers. If the Company is not able to open these stores and showrooms, encounters difficulties establishing a dealer network, or is unable to effectively manage the stores and dealer network, the Company may not be successful developing a larger US market for Campagna Motors branded vehicles.

The Company may not be able to recruit qualified personnel necessary to expand its operations. Right now, the only personnel of Campagna Motors USA are its founders André Morissette, and senior staff from Campagna Motors Canada. To expand its operations, the Company will be required to recruit personnel to act as executive officers, sales representatives, logistics managers, and corporate store managers, among others. Should the Company not be able to recruit and maintain qualified personnel, it may not be able to engage in its planned operations. In particular, the Company intends to bring on new executive management by the middle of 2018 following the raising of funds in this Offering. The Company has not yet identified suitable executive officers to replace André Morissette. There can be no assurance that the Company will be successful in identifying and attracting suitable replacement executive officers.

If the Company is not able to maintain and enhance the Campagna Motors brand, its ability to expand its customer base, its business and financial results may be harmed. Maintaining and enhancing the Campagna Motors brand image is critical to expanding the Company’s customer base. This brand image will depend on Campagna Motors USA’s ability to effectively market its products to new customers, who are likely unaware of the products that the Company offers. If the Company fails to successfully maintain and enhance the Campagna Motors brand, or if the Company incurs excessive expenses in this effort, its business and financial results may be adversely affected.

The Company cannot be certain that additional financing will be available on reasonable terms when required, or at all. The Company is currently seeking additional financing, and will need additional financing in the future. Its ability to obtain additional financing, if and when required, will depend on investor demand, its operating performance, the condition of the capital markets, and other factors. When the Company seeks such additional financing, the terms may not be favorable to the Company, or such financing may not be available at all.

The Company’s auditor has issued a going concern opinion. Campagna Motors USA is a recently formed entity with limited prior operating history. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

The Company has not yet generated meaningful revenue from operations. As of the date of this Offering Circular, the Company has not yet generated meaningful revenue. The Company anticipates that its ability to generate additional revenue will first require incurring additional expenses to develop a network of independent vehicle dealerships and the opening of corporate stores. If these efforts do not lead to increased revenue, the Company’s ability to continue operations will be impacted.

Proceeds from this Offering will be used to reimburse Campagna Motors Canada. Campagna Motors Canada incurred expenses relating to the formation of Campagna Motors USA and for accounting, legal, and marketing expenses connected to this Offering of securities. Part of the proceeds from this Offering will be used to reimburse Campagna Motors Canada for actual costs it has incurred and interest up to $448,000. As of June 30, 2017, Campagna Motors Canada has incurred approximately $307,000 in expenses for the Company and interest of almost $44,000 has accrued.

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The Company has incurred accounts payable liabilities to a related party. As of June 30, 2017, the Company recorded $369,700 in accounts payable, which includes $302,400 owed to 9158-7147 Quebec Inc. for advances to purchase vehicles later sold to end consumers. 9158-7147 Quebec Inc. is a holding company wholly owned by the Company’s Chief Executive Officer, André Morissette.

Risks Related to the Company’s Industry

Motor vehicles, like those under the Campagna Motors brand, are highly regulated and are subject to regulatory changes. Campagna Motors USA is aware that the National Highway Transportation Safety Administration is reviewing whether to adopt new safety regulations pertaining to autocycles. Currently, US motorcycle regulations apply to autocycles. New regulations could impact the design of Campagna Motors branded vehicles and the ability of Campagna Motors USA to sell those vehicles, possibly negatively affecting the Company’s operations and financial results. Additionally, state level regulations are inconsistent with regard to whether a helmet is required to operate a Campagna Motors branded vehicle. Sales may be negatively impacted if any state requires customers to use helmets.

Increased safety, emissions, fuel economy, or other regulations may result in higher costs, cash expenditures, and/or sales restrictions. The motorized vehicle industry is governed by a substantial amount of government regulation, which often differs by state and region. Government regulation has arisen, and proposals for additional regulation are advanced, primarily out of concern for the environment, vehicle safety, and energy independence. In addition, many governments regulate local product content and/or impose import requirements as a means of creating jobs, protecting domestic producers, and influencing the balance of payments. The cost to comply with existing government regulations is substantial, and future, additional regulations could have a substantial adverse impact on our results and financial condition.

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Sales of autocycles, like Campagna Motors branded vehicles, may be impacted by weather conditions. Autocycles are designed to appeal to drivers who enjoy performance vehicles that are open to the elements. As a result, sales of autocycles may suffer during winter months. If the Company does not adequately plan for seasonal revenue generation, it may be required to obtain financing until revenues increase. The terms of any such financing may negatively impact the Company’s financial condition.

The Company may be subject to product liability claims. Motor vehicle manufacturers and distributors can expect to be subject to product liability claims from time to time. To date, Campagna Motors Canada has not been subject to a claim of product liability involving Campagna Motors branded vehicles. Should a Campagna Motors branded vehicle owner decide to file a claim for product liability against Campagna Motors Canada and the Company, that may negatively affect the Company’s financial performance and may affect other aspects of the Company’s business while defending against the claim.

The Company may suffer losses due to product recalls. Should Campagna Motors Canada be required to declare a recall, such efforts will be administered in the United States by the Company. Campagna Motors Canada has previously declared three recalls since 2007. These recalls directed owners of Campagna Motors branded vehicles to bring in their vehicles to their nearest dealer to make repairs. Such repairs will require time and effort on the part of the Company, and any incorrect repairs may result in liability to the Company.

Risks Related to this Offering and Ownership of the Company’s Common Stock

The price of the Common Stock has been set arbitrarily. The price of the Company’s Common Stock was determined internally based on the management’s calculated value of the Company. Campagna Motors USA has not obtained any third-party valuation reports or negotiated the price with any third party.

There is no current market for any of the Company’s Common Stock. There is no formal marketplace for the resale of the Company’s Common Stock. The stock may be traded on the over-the-counter market to the extent that any demand exists. Investors should assume that they may not be able to liquidate their investment for some time, or be able to pledge their stock as collateral.

Investors will hold minority interests in the Company. Campagna Motors USA has already issued 4,000,000 shares of its Common Stock that are indirectly beneficially owned by its founders, André Morissette (3,600,000 shares) and David Neault (400,000 shares). After completion of this offering, investors will hold minority interests in the Company and will not be able to direct its operations. The rights, preferences, and privileges of the Common Stock are provided in the Certificate of Incorporation of the Company (as amended) and under the Delaware General Corporation Law.

Investors may experience future dilution of their shares. Currently, and from time to time in the future, the Company may be required to engage in additional capital raising activities to support or expand its operations. These capital raising activities may involve the issuance of additional shares of the Company’s stock, causing dilution to existing stockholders. Further, the rights of other investors may be more advantageous than the rights of investors in this Offering.

The Company is raising funds in this offering on a best-efforts basis and may not raise the maximum amount being offered. The Company is seeking to raise up to $14 million on best-efforts basis in this Offering. The Company has not received any firm commitments to purchase its securities and may raise substantially less than $14 million. Should the Company raise less than $14 million, it will be required to adjust its use of proceeds and operations to account for the reduced funds.

The Company intends to have its securities quoted over-the-counter (OTC) but may not succeed or be able to satisfy requirements of OTC Markets Group. Following the completion of this Offering, the Company intends for our Common Stock to be quoted over-the-counter. To do so, the Company must meet certain requirements of OTC Markets Group. If the Company does not meet those requirements, investors may experience reduced liquidity of their securities.

The Company’s stock price may be volatile. The market price of the Company’s Common Stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond the Company’s control, including the following:

•	Changes to the autocycle industry, including demand and regulations;
•	The Company may not be able to compete successfully against current and future competitors;
•	Competitive pricing pressures;
•	The Company’s ability to obtain working capital financing;
•	Additions or departures of key personnel;
•	Sales of the Company’s Common Stock;
•	The Company’s ability to execute the business plan;

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•	Operating results that fall below expectations;
•	Loss of any strategic relationship;
•	Regulatory developments; and
•	Economic and other external factors.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s Common Stock. As a result, you may be unable to resell your shares at a desired price.

The Company has not yet finalized its internal controls policies and procedures over financial reporting. The Company is in the process of designing and implementing the internal control over financial reporting required to comply with this obligation, which process may be time consuming, costly, and complicated. If the Company identifies material weaknesses in its internal control over financial reporting, if it is unable to comply with the requirements of Section 404 of the Sarbanes-Oxley Act in a timely manner, if it is unable to assert that its internal controls over financial reporting are effective, or if, when required, the Company’s independent registered public accounting firm is unable to express an opinion as to the effectiveness of the internal control over financial reporting, if and when required, investors may lose confidence in the accuracy and completeness of the Company’s financial reports and the market price of the Common Stock could be negatively affected. Additionally, the Company could become subject to investigations by the SEC, or other regulatory authorities, which could require additional financial and management resources.

If the Company’s Common Stock becomes subject to the penny stock rules, it would become more difficult to trade the Common Stock. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If the price of the Company’s Common Stock is less than $5.00, the Common Stock will be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our common stock, and therefore stockholders may have difficulty selling their shares.

FINRA sales practice requirements may limit your ability to buy and sell the Company’s Common Stock. In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority, or FINRA, has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative, low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. The FINRA requirements may make it more difficult for broker-dealers to recommend that their customers buy the Company’s Common Stock, which may have the effect of reducing the level of trading activity in the Common Stock. As a result, fewer broker-dealers may be willing to make a market in the Company’s Common Stock, reducing your ability to resell shares of the Common Stock. This risk is compounded by the fact that, as a non-exchange listed company, the Company is unlikely to be the subject of independent investment analysis.

The Company will incur increased costs as a result of operating as a Regulation A reporting company. The Company is currently subject to the ongoing reporting requirements under Regulation A, including the requirement of issuing annual report, semi-annual reports, and current reports of material changes to the Company’s operations. These reporting requirements will increase the Company’s legal and financial compliance costs and will make some activities more time-consuming and costly. For example, the Company expects that these rules and regulations may make it more difficult and more expensive to obtain directors’ and officers’ liability insurance, which could make it more difficult for to attract and retain qualified members of the Company’s board of directors. The Company cannot predict or estimate the amount of additional costs it will incur as a Regulation A reporting company or the timing of such costs.

The Company may never make dividend payments to holders of its Common Stock. The Company has never made a dividend payment to holders of its Common Stock and it may never make such a dividend payment. However, if the Company makes any dividend payment to holders of its Common Stock it must do do out of the funds of the Company legally available for distribution as dividends. This includes the net profits of the Company or surplus funds held as cash in a deposit account of the Company. Distributions are not allowed in the event those distributions result in the Company being unable to make payment on its current liabilities or will result in the Company becoming insolvent. Currently, the Company has no funds available for dividend payments, and may never generate net profits or surplus funds to make such dividend payments.

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THE COMPANY’S BUSINESS

Basic Information about the Company and Overview

Campagna Motors USA, Inc. is a recently formed Delaware C Corporation that is under common beneficial ownership to CIRBIN, Inc., a Québec, Canada based company that manufactures and sells Campagna Motors branded vehicles. It is intended that Campagna Motors USA, Inc. will be responsible for marketing, logistics, and sales of Campagna Motors branded vehicles in the United States developed by Campagna Motors Canada, and will undertake some of its own product development that it will sell on a worldwide basis. Sales of Campagna Motors branded vehicles are currently made under the terms of a distribution agreement entered into between the Company and Campagna Motors Canada. It is anticipated that a licensing agreement will be entered into following the date of this Offering Circular for exclusive use by the Company of Campagna Motors Canada’s trademarks and intellectual property in the development of a new product that it will own and have rights to distribute on a worldwide basis.

Campagna Motors was founded by Daniel Campagna in 1988. Mr. Campagna was a mechanic for Mr. Gilles Villeneuve, a Formula 1 driver in the late 1970s. He began to design and build vehicles that were fun to drive and provided the performance that a racer was seeking. Mr. Campagna personally designed and handcrafted the first T-REX vehicle. By 1995 the T-REX was no longer handcrafted by Mr. Campagna himself and was factory produced.

In 2008, André Morissette and David Neault, through CIRBIN, Inc., purchased the assets of the entity then operating as Campagna Motors, T-Rex Vehicules Inc. CIRBIN, Inc. then began doing business as Campagna Motors Canada. CIRBIN, Inc. had been developing the V13R since 2006, prior to its acquiring the assets of T-Rex Vehicles Inc.

Principal Products

Since 1988, Campagna Motors has produced street legal, three-wheel, side by side seating, high performance recreational vehicles. Campagna Motors branded vehicles have been available for sale in the United States since 2001. Since then, over 450 vehicles have been sold into the US, with 82 being sold in 2016 and 2017. Campagna Motors branded vehicles are not three-wheel motorcycles. The configuration of Campagna Motors branded vehicles, with two wheels in the front with one in back, provides greater stability for drivers than the opposite configuration. This type of vehicle is often referred to as a reverse-trike or an autocycle.

With autocycles, the driver sits in a seat and uses a steering wheel. There are no handlebars and drivers do not straddle the vehicle. Autocycles share other characteristics with passenger cars, including acceleration and braking pedals, and seatbelts.

The principal product produced by Campagna Motors Canada, and to be sold by Campagna Motors USA, is the T-REX, which has been in production since 1995. The T-REX features an in-line 6-cylinder engine, delivering 160 horse power and acceleration of 0 to 100 km/h in 3.9 seconds, with a top speed over 155 mph. The engine is currently sourced from BMW. The combination of performance, design, and features, make the T-REX a fun and exciting drive. The T-REX comes in two editions, the T-REX 16S and T-REX 16SP. The two editions have retail prices of approximately $58,000 and $64,000, respectively.

The T-REX also includes premium features, such as marine-grade waterproof seats, and quality sound systems.

2017 T-REX 16S

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2017 T-REX 16SP

The V13R is advertised as an “American Muscle Trike” and has been in production since 2011. It is a two-seat, three wheeled motor vehicle with 122 horse power, with its engine sourced from Harley Davidson. The V13R’s retail price is approximately $54,000.

2017 V13R

Campagna Motors USA is currently developing a lower-priced, entry level model that will share the driving characteristics and design of the T-REX, but will feature a retail price of approximately $30,000. Campagna Motors USA believes that it will be able to have the new model in production within the next three years. The new model is currently being developed in facilities operated by Campagna Motors Canada. However, all rights associated with the vehicle will be owned by Campagna Motors USA, including any derivatives or improvements in the intellectual property that will be licensed from Campagna Motors Canada. Additionally, production of the final product will be done by Campagna Motors USA. The Company anticipates that it will have manufacturing facilities in place in the US by the end of 2019 to be able to start production of the new, entry level model.

Campagna Motors Canada is developing additional vehicles and variations that the Company believes will help bring greater awareness to the Campagna Motors brand. The development projects include a right-hand drive version of the T-REX, estimated to be available starting in early 2018, and a pre-production prototype electric drive version of the T-REX. Campagna Motors Canada intends to showcase the prototype to validate the product and market opportunity. Campagna Motors Canada cannot guarantee that the electric drive T-REX will be in production in the near future and therefore available for sale by Campagna Motors USA.

Along with direct sales, the Company also intends to make leasing of Campagna Motors branded vehicles available to customers. Leasing will provide another means to make the vehicles accessible to more people through lower upfront costs to customers, and sales of vehicles following the expiration of any lease. Additionally, as we intent to offering leases that range from 24 to 60 months, this financial option may draw customers desiring to have an always current model of vehicle, such as business executives that may be able to expense the lease through their companies.

Other potential sources of revenue for the Company include distributing parts and servicing Campagna Motors branded vehicles as well as revenues from rentals of Campagna Motors branded vehicles. Vehicles rental is expected to be both a revenue generating business in the form of daily rental fees, as well as a way to offer the driving experience of Campagna Motors branded vehicles to support the sale of vehicles. The Company intends that every corporate store will have sufficient inventory for vehicle rentals. This inventory may also consist of vehicles which have recently been leased.

Applicable Regulations

Under current regulators, Campagna Motors branded vehicles are regulated by the National Highway Traffic Safety Administration (“NHTSA”) as motorcycles. The NHTSA has proposed, as part of its Regulatory Agenda to create a new classification for autocycles. The proposal for action has been on the agenda since Fall 2012; proposed or final rules have yet been released. Campagna Motors USA believes that these regulatory changes may have a positive impact on its business as the vehicles produced by Campagna Motors Canada already meet the more stringent guidelines for autocycles, referred to as Three Wheels Vehicles, under Canadian regulations.

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Distribution Agreement

The Company markets and sells the existing Campagna Motors branded vehicles (T-REX and V13R) under the terms of the distribution agreement it has entered into with Campagna Motors Canada. The distribution agreement covers, among other terms, the discount at which Campagna Motors USA will acquire vehicles and inventory from Campagna Motors Canada, ordering procedure for vehicles, and use of Campagna Motors trademarks for the purpose of marketing the existing Campagna Motors branded vehicles. The distribution agreement also provides for Campagna Motors USA being the exclusive importer and distributor of Campagna Motors branded vehicles in the US.

The distribution agreement between the Company and Campagna Motors Canada includes three provisions for termination of the agreement. The first requires breach of the agreement, the second would be in the event of the cessation of business of either company, and the third is at the sole discretion of Campagna Motors Canada if it decides to discontinue sales into the US. In the event that Campagna Motors Canada chooses to discontinue sales into the US, the Company would not be able to sell any Campagna Motors branded vehicles and operations would be materially imperiled.

License Agreement

Following the close of this Offering, the Company intends to enter into a perpetual worldwide license agreement that will cover the use of the intellectual property of Campagna Motors (which is owned by 9158-7147 Quebec Inc., a holding company wholly owned by André Morissette), for the production and marketing of the lower-priced Campagna Motors branded vehicle. The Company anticipates entering into this agreement in the fourth quarter of 2017. Under that agreement, the Company will be obligated to pay Campagna Motors Canada an up-front fee of $500,000. Each year thereafter, the Company will pay a fee of 3% of the Company’s gross sales, but no less than $250,000, until the Company has paid a total of $2.0 million to Campagna Motors Canada (i.e., $500,000 up-front fee, and $1.5 million in subsequent payments). Additional terms, such as termination of the agreement, have not been finalized.

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Market

Market assessments for autocycles and trikes includes recreational performance vehicles, like the Campagna Motors T-REX and V13R, heavyweight cruisers, like the Harley-Davidson Tri Glide, and economy vehicles, like the Toyota i-Road and Elio Motors. The Company believes that this industry segment is set for growth in the coming years based on a few key factors, most notably the rising number of baby boomers looking for convenience and greater stability afforded by a three-wheel vehicle compared to traditional motorcycles. Additionally, the development of powerful and high-performance vehicles, like Campagna Motors branded vehicles, is attracting younger generations as well.

This assessment is supported by a 2016 report on the global trike and autocycle market for 2016 through 2020, published by Technavio, a market research company.1 According to that report, the global trike and autocycle will grow at a compound annual growth rate of approximately 13 percent by 2020. Further, during 2015, North America accounted for approximately 61 percent of the total market share of the global trike market and is expected to continue to be the largest regional market for the global trike market.

The Company believes it is in a strong position to take advantage of these trends in the nascent autocycle market. Campagna Motors Canada has carved out a space for itself by manufacturing and selling advanced, high-performance recreational vehicles. The Company believes it will be able to leverage the brand development by Campagna Motors Canada to expand in the US market.

Campagna Motors Canada research indicates that the typical buyer for the T-REX is a man between the ages of 30 and 55 years old. He has disposable income for luxury items and wants a sports car experience that will generate attention wherever he goes. The T-REX would typically be his third or fourth vehicle. For the V13R, the typical buyer is a bit older, generally 45 to 65 years old. He is attracted to the Harley Davidson brand and enjoys cruising with other Harley Davidson motorcycle owners.

The Company believes it is operating in a growing market space for those buyers identified in Campagna Motors Canada’s research for three main reasons: side by side seating, an aging population, and the stability of three-wheel vehicles. It is the Company’s belief that some motorcycle owners are looking for a recreational vehicle that allows for their passenger to be seated beside them, rather than behind. The side by side seating configuration provides a more comfortable position to allow conversations between driver and passenger.

Additionally, as they get older, the Company understands that motorcycle owners feel less and less secure driving a motorcycle but do not want to let go of the pleasure and feeling of riding an open-air vehicle. A three-wheeled vehicle, like a Campagna Motors branded vehicle, allows those motorcycle owners to continue to enjoy their passion or hobby.

Finally, the Company believes there are drivers of four-wheel cars who would be interested in purchasing a pleasure vehicle like a motorcycle, but for their concerns about stability. A properly engineered three-wheeled vehicle can be as stable as four-wheel vehicle and be of interest to those purchasers.

1 Global Trike Market 2016-2020, Technavio, July 2016.

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Marketing/Business Development

Campagna Motors Canada has previously utilized a mix of organized advertising through reviews by popular automotive online magazines as well as celebrity endorsements and public appearances with Campagna Motors vehicles. The Company intends to continue to use this type of marketing as well. For instance, Campagna Motors branded vehicles have been reviewed on popular sites like Jay Leno’s Garage, Autoblog, BBC Autos, and Motorcyclist. Campagna Motors branded vehicles have also been driven by celebrities like Antwaan Randle El, the Black Eyed Peas, Justin Bieber, Danica Patrick, and Criss Angel.

The Company also intends to drive sales of its products by allowing potential purchasers to see and experience Campagna Motors branded vehicles in person. To do this, the Company intends to operate approximately 40 corporate stores in high-visibility cities, in states like New York, Texas, California, Nevada, Arizona, and Florida, across the United States. These corporate stores will be directly operated by the Company or through partnerships between the Company and existing third-party dealerships and act as showrooms for the vehicles, service centers for vehicles that have been purchased or leased by customers, and rental facilities for customers interested in trying out the vehicles. Additionally, the Company intends to oversee a network of sixty to eighty franchisee dealerships currently in the car or powersport industry. These franchisees will also participate in sales, leasing, service, and rentals.

The Company also intends to implement an owner’s group and social-network for Campagna Motors branded vehicle owners. Campagna Motors Canada will be involved in the creation of this social-network by defining the rules, which Campagna Motors USA will implement. The Company believes that such a network will help customers maximize their experience owning a Campagna Motors branded vehicle and will encourage others to purchase vehicles as well.

Competition

The market research company Technavio, identifies Campagna Motors Canada as one of the four top companies in the global autocycle and trike market, along with Harley-Davidson, Inc., Bombardier Recreational Products, Inc., and Polaris Industries, Inc. This identification as a top company is based on the appeal and uniqueness of the T-REX and V13R, which will be sold by Campagna Motors USA in the US market. Neither Campagna Motors USA nor Campagna Motors Canada commissioned the market study by Technavio.

When focusing on recreational performance vehicles, Campagna Motors branded vehicles face competition in the marketplace from other vehicles built by more established companies. The competitor vehicles include both three-wheel and four-wheel products. In the three-wheel vehicle market, Campagna Motors’ primary competition is the Slingshot, built by Polaris Industries Inc. Polaris introduced the Slingshot to consumers in 2014 and reported strong sales that outpaced expectations as of Polaris’ public report on October 21, 2015. Campagna Motors USA believes that the T-REX, V13R, and lower priced model in development can compete with and are substantially different from the Slingshot because of Campagna Motors vehicles’ utilization of high-tech materials and high-quality, lightweight components; creating lighter product with more power, matched with exclusive design and performance.

As identified above with more details to follow, Campagna Motors USA is currently developing an entry-level vehicle, that will feature a price-point of approximately $30,000. The Company believes that this vehicle, when in production, will favorably compete in the marketplace with the Polaris Slingshot and will allow the Company to reach additional customers excited by the Campagna Motors brand.

Campagna Motors branded vehicles will continue to face competition in the four-wheel vehicle market as well. Competitors here include the Elise and Exige by Lotus Cars Limited, as well as the Atom by Ariel Motor Company, and X-Bow by KTM-Sportmotocycle AG. Campagna Motors vehicles distinguish themselves from the Atom and X-Bow due to the fact that the vehicles are street legal in the United States, subject to proper licensing for drivers. Compared to the Elise and Exige, Campagna Motors USA believes that many drivers will also find its products to be a more enjoyable recreational vehicle for, among other things, the open-air experience that they provide, which is more akin to a motorcycle like experience.

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Product Development

Campagna Motors USA is currently developing a lower-priced vehicle it believes will be attractive to the US market. The planned vehicle that will offer many similarities to its T-REX, but at a retail price of approximately $30,000. This compares to the T-REX’s retail price of $58,000 to $64,000. Campagna Motors USA anticipates that this model will be available within three years.

Campagna Motors Canada is currently developing a version of the T-REX vehicle that is fully-electric. This vehicle is currently in prototype stage. When this vehicle is ready for production, which is not certain, it would be distributed and sold in the United States by Campagna Motors USA.

Employees

Campagna Motors USA currently has few employees, comprising the management team of André Morissette and senior staff from Campagna Motors Canada who report to André Morissette. By mid-2018, after the completion of this Offering, the Company intends to hire executive officers to replace André Morissette. No executive officers have yet been identified. Additionally, in the coming 12-months, the Company intends to expand its employee count by adding sales personnel. The number of additional personnel will depend on the success of this Offering and subsequent use of proceeds.

Campagna Motors Canada personnel will provide support to Campagna Motors USA in certain functional areas including customer service, aftersales service, and all central marketing and administrative functions as well as product development.

Intellectual Property

Intellectual property related to the Campagna Motors brand is held by 9158-7147 Quebec Inc., a holding company that is 100 percent beneficially owned by André Morissette. 9158-7147 Quebec Inc. has secured trademark protection in the United States and Canada for Campagna Motors vehicle brands. Additionally, 9158-7147 Quebec Inc. has received patent protection for the design of certain vehicle components from the Canadian Intellectual Property Office. An identical application has been filed with the United States Patent and Trademark Office. The Company anticipates that this patent will be granted within the next few months.

Campagna Motors USA intends to enter into a licensing agreement for the perpetual use of the marks owned by 9158-7147 Quebec Inc. and for the use of any patented design elements used in the design of its lower-priced vehicle. Campagna Motors USA will own the intellectual property it develops as part of the effort to bring the lower-priced vehicle to market, including any derivative or improvements in intellectual property of Campagna Motors Canada and 9158-7147 Quebec Inc.

TRADEMARKS

Title	Country	Application No. / Filing date	Registration No. / Registration date	Status	Owner
T-REX	United States	85411876 / August 31, 2011	4157017 / June 12, 2012	Registered	9158-7147 Quebec Inc.
V13R	United States	85411883 / August 31, 2011	4182178 / July 31, 2012	Registered	9158-7147 Quebec Inc.
CAMPAGNA	United States	85411888 / August 31, 2011	4185367 / August 7, 2012	Registered	9158-7147 Quebec Inc.
P & DESIGN	Canada	1679197 /May 30, 2014		Published	9158-7147 Quebec Inc.
P & DESIGN	United States	86321657 / June 26, 2014		Pending	9158-7147 Quebec Inc.
T-REX & DESIGN	Canada	1692419 / September 4, 2014	TMA 929,585 / February 22, 2016	Registered	9158-7147 Quebec Inc.

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PATENTS

Title	Country	Application No. / Filing date	Registration No. / Registration date	Status	Owner
FUEL TANK, RADIATOR, PEDAL BOX ASSEMBLY, REVERSE TRANSMISSION SYSTEM AND ELECTRIC CONTROL MODULE FOR VEHICLES	Canada	CA 2014/000120 / February 18, 2014	CA 2901648 / May 24, 2016	Issued	9158-7147 Quebec Inc.
FUEL TANK, RADIATOR, PEDAL BOX ASSEMBLY, REVERSE TRANSMISSION SYSTEM AND ELECTRIC CONTROL MODULE FOR VEHICLES	United States	14/768528 / February 18, 2014		Published Application	9158-7147 Quebec Inc.

Legal Proceedings

The Company is not currently involved in any legal proceedings.

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DILUTION

Dilution means a reduction in value, control or earnings of the units the investor owns.

Immediate dilution

An early-stage corporation typically sells its shares (or grants options over its shares) to its founders and early employees at a very low cash cost, because they are, in effect, putting their “sweat equity” into the company. When a company seeks cash investments from outside investors, like you, the new investors typically pay a much larger sum for their shares than the founders or earlier investors, which means that the cash value of your stake is diluted because all the shares are worth the same amount, and you paid more than earlier investors for your shares.

The following table compares the price that new investors are paying for their shares with the effective cash price paid, or to be paid, by existing shareholders, at a price of $7.00 per share. The table presents shares and the weighted effective price by series of shares issued since inception and reflects a reverse split of eight and one third shares for one effected as of December 5, 2017 following approval by the Board of Directors and stockholders.

			Effective Cash Price
	Year Issued	Issued Shares	Per Share at Issuance
Common stock (issued to founders)	2016	4,000,000	$0.0001
Total shares outstanding		4,000,000	$0.0001
Common stock (investors in the offering, assuming $14 million raised		2,000,000	$7.00
Total after inclusion of this offering		6,000,000	$2.33

The following table demonstrates the dilution that new investors will experience upon investment in the Company. This table uses the Company’s tangible net book value as of December 31, 2016 of $(286,184), which is derived from the net equity of the Company in the year end December 31, 2016 financial statements. The offering costs assumed include the reimbursement of $448,000 to Campagna Motors Canada advanced to cover professional fees for formation of the Company and this Offering, as well as technology, and marketing expenses related to this Offering. The table presents four scenarios: a raise of $3,500,000, $7,000,000, $10,500,000, and a fully subscribed offering of $14,000,000.

	$3.5 Million Raise	$7 Million Raise	$10.5 Million Raise	$14 Million Raise
Price per share	$7.00	$7.00	$7.00	$7.00
Shares issued	500,000	1,000,000	1,500,000	2,000,000
Capital raised	$3,500,000	$7,000,000	$10,500,000	$14,000,000
Less: offering commissions	$(245,000)	$(490,000)	$(735,000)	$(980,000)
Less: offering costs	$(488,000)	$(563,000)	$(688,000)	$(813,000)
Net offering proceeds	$2,767,000	$5,947,000	$9,077,000	$12,207,000
Net tangible book value pre-financing	$(286,184)	$(286,184)	$(286,184)	$(286,184)
Net tangible book value post-financing	$2,480,816	$5,660,816	$8,790,816	$11,920,816

Shares issued and outstanding pre-financing at inception	4,000,000	4,000,000	4,000,000	4,000,000
Post-financing shares issued and outstanding	4,500,000	5,000,000	5,500,000	6,000,000

Net tangible book value per share prior to offering	$(0.07)	$(0.07)	$(0.07)	$(0.07)
Increase/(Decrease) per share attributable to new Investors	$0.63	$1.21	$1.68	$2.07
Net tangible book value per share after offering	$0.55	$1.13	$1.60	$1.99
Dilution per share to new investors ($)	$(6.45)	$(5.87)	$(5.40)	$(5.01)
Dilution per share to new investors (%)	-92.12%	-83.83%	-77.17%	-71.62%

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Future dilution

Another important way of looking at dilution is the dilution that happens due to future actions by a company. The investor’s stake in a company could be diluted due to the company issuing additional shares. In other words, when a company issues more shares, the percentage of that company that you own will go down, even though the value of the company may go up. You will own a smaller piece of a larger company. This increase in number of shares outstanding could result from a securities offering (such as an initial public offering, a venture capital round, angel investment, etc.), employees exercising options, or by conversion of certain instruments (e.g. convertible bonds, preferred shares or warrants) into shares.

If a company decides to issue more shares, an investor could experience value dilution, with each share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. There may also be earnings dilution, with a reduction in the amount earned per share (though this typically occurs only if a company offers dividends, and most early stage companies are unlikely to offer dividends, preferring to invest any earnings into the company).

The type of dilution that hurts early-stage investors most occurs when a company sells more shares in a “down round,” meaning at a lower valuation than in earlier offerings. An example of how this might occur is as follows (numbers are for illustrative purposes only):

•	In June 2014 Jane invests $20,000 for shares that represent 2% of a company valued at $1 million.
•	In December, the company is doing very well and sells $5 million in shares to venture capitalists on a valuation (before the new investment) of $10 million. Jane now owns only 1.3% of the company but her stake is worth $200,000.
•	In June 2015, the company has run into serious problems and in order to stay afloat it raises $1 million at a valuation of only $2 million (the “down round”). Jane now owns only 0.89% of the company and her stake is worth only $26,660.

This type of dilution might also happen upon conversion of convertible notes into shares. Typically, the terms of convertible notes issued by early-stage companies provide that in the event of another round of financing, the holders of the convertible notes get to convert their notes into equity at a “discount” to the price paid by the new investors, i.e., they get more shares than the new investors would for the same price. Additionally, convertible notes may have a “price cap” on the conversion price, which effectively acts as a per share price ceiling. Either way, the holders of the convertible notes get more shares for their money than new investors. In the event that the financing is a “down round” the holders of the convertible notes will dilute existing equity holders, and even more than the new investors do, because they get more shares for their money. Investors should pay careful attention to the amount of convertible notes that the Company may issue in the future, and the terms of those notes.

If you are making an investment expecting to own a certain percentage of the Company or expecting each share to hold a certain amount of value, it’s important to realize how the value of those shares can decrease by actions taken by the Company. Dilution can make drastic changes to the value of each share, ownership percentage, voting control, and earnings per share.

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USE OF PROCEEDS TO ISSUER

The net proceeds of a fully subscribed offering to the Company, after total offering expenses and expenses the Company anticipates it will spend to market the Offering, will be approximately $12.2 million, depending on the final technology and marketing expenses. Because the Offering is being made on a “best efforts” basis, without a minimum offering amount, Campagna Motors USA may close the Offering without sufficient funds for all the intended purposes set out below. Campagna Motors USA plans to use these proceeds approximately as follows:

USE	$3.5 Million Raised	$7 Million Raised	$10.5 Million Raised	$14 Million Raised
Commissions paid to broker-dealer	$0.245 million	$0.490 million	$0.735 million	$0.980 million
Reimbursement of Campagna Motors Canada for expenses incurred for formation of Campagna Motors USA and expenses incurred in support of this Offering	$0.448 million	$0.448 million	$0.448 million	$0.448 million
Acquisition, outfitting and operation of headquarters with fixtures, and equipment	$0.075 million	$0.097 million	$0.133 million	$0.133 million
Acquisition, outfitting and operation of corporate stores with fixtures, and equipment	$0.36 million	$1.025 million	$1.675 million	$1.675 million
Inventory build-up for stores	$0.30 million	$0.90 million	$1.50 million	$1.50 million
Product development on new, lower-cost vehicle	$1.0 million	$2.0 million	$3.0 million	$3.0 million
Salaries for Campagna Motors USA executive officers and corporate staff	$0.30 million	$0.60 million	$0.90 million	$0.90 million
Marketing expenses	$0.20 million	$0.60 million	$1.0 million	$1.0 million
License fee to Campagna Motors Canada	$0.50 million	$0.50 million	$0.50 million	$0.50 million
Technology and marketing expenses related to this Offering	$0.040 million	$0.115 million	$0.24 million	$0.365 million
Working capital	$0.032 million	$0.225 million	$0.369 million	$1.499 million

As identified above, the Company intends to scale its activities based on the amount of funds raised in this Offering. The identified values above reflect the creation of approximately 1, 3, 5, and 7 Campagna Motors USA corporate stores.

The above description of the anticipated use of proceeds is not binding on the Company and is merely description of its current intentions. Campagna Motors USA reserve the right to change the above use of proceeds if management believes it is in the best interests of the Company.

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THE COMPANY’S PROPERTY

Campagna Motors USA currently does not own or lease any significant properties. In July 2017, the Company signed a lease agreement for an office space with warehousing capabilities at 100 Walnut St., Suite 34, Champlain, NY 12919. This lease provides the Company with the capacity to have flexible warehousing capabilities and a permanent office.

Additionally, Campagna Motors USA intends to rent a series of showrooms that will serve as its corporate stores. Store size and required facilities will vary based on real estate availability. If there is a fully subscribed offering, the Company intends to operate 5 corporate stores in the United States. To expand beyond 5 stores, the company will need to raise additional capital unless revenue supports additional stores.

The Company does not currently own or operate its own manufacturing facility. In order to acquire its inventory of T-REX and V13R vehicles for sale, the Company relies on the production capacity of Campagna Motors Canada. In 2008, Campagna Motors Canada completed its assembly facility in Boucherville, Québec. The facility provides for a scalable and flexible assembly line in which different models may be assembled on the same line. Production capacity is approximately 1,000 vehicles per year per shift.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of the Company’s financial condition and results of operations should be read in conjunction with its financial statements and the related notes included in this Offering Circular. The following discussion contains forward-looking statements that reflect the Company’s plans, estimates, and beliefs. The Company’s actual results could differ materially from those discussed in the forward-looking statements.

Results of Operations

Campagna Motors USA, Inc. is a newly formed Delaware corporation that has begun implementing its planned principal operations in 2017. For instance, the Company has entered into a lease agreement for office and warehousing space in Champlain, New York and has signed a dealer agreement with HGreg Luxury of Pompano Beach, Florida. Additionally, the Company has begun recognizing revenue on the sale of vehicles.

For the period ended June 30, 2017, the Company generated revenues of $423,922 on the sale of vehicles. The cost of revenues on these sales was $372,489, generating a gross profit of $51,433. The cost of revenues included materials and shipping for the vehicles. The Company anticipates improving margins from the 12.1% as of June 30, 2017 by increasing the price at the point of sale to the end customer and purchasing from Campagna Motors Canada at a better negotiated rate.

Offsetting the Company’s gross profits were expenses of $66,065. The majority of those expenses, approximately $41,000 consisted of professional fees to support the business launch. An additional approximately $21,000 was spent on marketing expenses, with $19,000 spent on exhibition expenses, including appearances at Miami Art Basel in January, the Chicago Auto Show in February, and Daytona Bike Week in March 2017.

As a result, as of June 30, 2017, the Company experienced a net loss of $49,132.

Liquidity and Capital Resources

As of June 30, 2017, the Company’s current assets consisted of $403,776, of which cash was $32,330, inventory was $183,100, customer deposits was $186,615, and prepaid expenses were $1,731. In comparison, as of December 31, 2016, the Company’s assets consist of a nominal amount of cash and prepaid expenses of $3,462.

Between December 31, 2016 and June 30, 2017, the current liabilities of the Company have increased from $289,831 to $739,092. The Company has incurred an obligation to reimburse Campagna Motors Canada for expenses incurred on behalf of Campagna Motors USA for formation of the Company and in connection with legal, marketing, and accounting fees associated with securities offerings of the Company. As of June 30, 2017, the amount owed to Campagna Motors Canada consisted of $307,216 plus accrued interest of $43,772 related to the note, an increase of approximately $27,000 in principal owed and $44,000 in interest for a total repayment obligation of $350,988. Under the terms of the agreement with Campagna Motors Canada, the Company may borrow up to $400,000. If the Company borrows the full amount of $400,000, it will have a repayment obligation of $448,000. From June 30, 2017 to October 31, 2017, the Company has not been required to borrow additional funds from Campagna Motors Canada, and after additional interest accruing, the total amount owed under the loan as of October 31, 2017 stands at $352,017.

Additionally, between December 31, 2016 and June 30, 2017, the Company recorded $369,700 in accounts payable, which includes $302,400 owed to 9158-7147 Quebec Inc. a related entity controlled by André Morissette, for advances to purchase vehicles to be later sold to end consumers. This advance will be repaid upon sale of the vehicles acquired with the advanced funds and is still outstanding as of October 31, 2017.

To finance its operations, the Company is pursuing financing from this offering of securities under Regulation A, private raises through a registered investment adviser, and drawing on a loan agreement made with Campagna Motors Canada.

The Company’s offering statement under Regulation A for up to $50 million was qualified by the Securities and Exchange Commission on June 30, 2017. No sales of securities have been made under Regulation A prior to the date of this Amendment. This Post Qualification Amendment on Form 1-A reduces the offering amount to $14 million.

On October 25, 2016, to fund operations, the Company entered into a note agreement with an entity with common shareholders and management as the Company. Under the terms of the agreement, the Company can borrow up to $400,000. In addition, the note incurs interest at 12% per annum. The note is payable in 12 equal monthly payments of $37,333 commencing on January 1, 2017 (amended, see below). As of June 30, 2017, the related entity had incurred approximately $281,000 on behalf of the Company. In addition, the Company recorded accrued interest of $9,272 related to the note. On December 31, 2016, these expenditures were either expensed or classified as prepaid expenses depending on whether or not there was a future benefit. Subsequent to December 31, 2016, the holder revised the note to be due and payable upon 30 days of a successful funding round or at any date prior that is mutually agreed to by the Company and the related party.

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Should it be required, the Company may rely on additional advances from Campagna Motors Canada to support its operations under the same loan agreement for which the Company will reimburse Campagna Motors Canada. The Company does not expect that it will require additional support from Campagna Motors Canada following this Offering. The Company intends to scale its operations so that the proceeds of this Offering will be sufficient to execute its business operations. See “Use of Proceeds” above for additional information.

Plan of Operations

Since the initial filings for the Company’s Offering Statement on the Form 1-A, the Company has established a US headquarters providing office and warehousing space for parts and inventory. Following the closing on funds in this Offering, the Company anticipates entering into the license agreement with Campagna Motors Canada. Under the license agreement, Campagna Motors USA will be obligated to pay to Campagna Motors Canada an up-front fee of $500,000 and annual payments of 3% of the gross sales of the Company, but no less than $250,000, until $2.0 million has been paid to Campagna Motors Canada. In return Campagna Motors USA will receive a perpetual license for the use of trademarks, patents, and other intellectual property required to develop and sell the new entry level vehicle under development.

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The Company has begun engaging dealerships to provide for the sale, service, and rental and all other services related to the existing Campagna Motors branded vehicles, the T-REX and V13R. Over the 12 months after the closing of this Offering, the Company anticipates enrolling up 5 independent franchise dealerships, with a goal of 2 to 3 franchise relationships within the first six months after the close of this Offering under Regulation A. The success of the Company in this Offering will impact the number of franchise dealerships the Company will be able to enroll due to the Offering’s impact on the Company’s marketing efforts, and funds available to hire additional sales personnel. The Company anticipates that in the event of a $10.5 million raise, a $7.0 million raise, and $3.5 million raise, the Company will be able to enroll 3, 2, and 1 franchise dealerships in the first 12 months, respectively. To expand beyond these franchise store figures, the Company will require raising additional capital, or generate sufficient revenues to be able to expand its franchise outreach. For this purpose, the Company has engaged a registered investment adviser to assist the Company in reaching accredited and institutional investors. Should the Company raise an aggregate amount of $50 million from investors over the next 12 months, the Company aims to enroll 20 independent franchise dealerships, with a goal of 10 to 15 franchise relationships within the first six months after receiving investments of $50 million.

The Company will continue to explore dealer relationships in suitable markets and, following the receipt of funds from this Offering, will begin to open corporate stores in US cities. The Company anticipates opening its first store within the first six months following the closing of this Offering under Regulation A. The number of stores opened in the next 12 to 36 months will depend on the amount raised in this Offering. If there is a fully subscribed offering, the Company expects to open approximately 5 such stores at a cost of $1.675 million. This figure includes the anticipated costs associated with the act of selecting, and leasing locations, acquiring store equipment and furnishings, as well as utility expenses. In order to outfit each store with demonstration and rental vehicles, the Company anticipates additional costs of $1.5 million across 5 corporate stores. The number of corporate stores opened will be based on Offering proceeds and be lower if the Company does not achieve a fully subscribed offering. As identified in the “Use of Proceeds”, the Company anticipates opening 5 corporate stores in the event of raising $10.5 million, 3 corporate stores in the event of raising $7.0 million, and 1 corporate store in the event of raising $3.5 million. Under those scenarios, we anticipate costs of $1.675 million, $1.025 million, and $360 thousand for the selecting and leasing, and opening of locations in the next 12 to 36 months, as well as an additional $1.5 million, $900 thousand, and $300 thousand for inventory of demonstration and rental vehicles. As noted above, the Company intends to open more than 5 corporate stores. To do so in the next 12 months will require additional capital contributions from accredited and institutional investors or sufficient revenues that can be put to use to open additional stores. In the event the Company raised an aggregate amount of $50 million from investors over the next 12 months, it intends to open approximately 40 corporate stores that will within 36 months.

Additionally, in the first 12 months following the qualification of this Offering, the Company will continue to engage in development of its lower-priced Campagna Motors branded vehicle. The Company does not anticipate that the vehicle will be available in these first 12 months. Rather, the Company anticipates a development timeline that will have the vehicle available for purchase in the next three years after this Offering. The development timeline is not a firm timeline and may be affected by factors within and outside of the Company’s control. For instance, the Company will be required to negotiate with third-party manufacturers for vehicle components. The Company, along with Campagna Motors Canada, is currently in discussions with engine manufacturers to supply engines for both the new, lower-priced model produced by Campagna Motors USA and the V13R produced by Campagna Motors Canada. The Company anticipates it will spend approximately $10,000 in legal fees negotiating a final contract with an engine manufacturer and that a final contract will be in place by the first quarter 2018. This cost will be allocated between both Campagna Motors USA and Campagna Motors Canada.

As identified in the “Use of Proceeds” the amount available for development of the new vehicle will be affected by the amount the Company is able to raise in this Offering. In the event of a $14 million, $10.5 million, $7 million, and $3.5 million raise, the Company anticipates deploying $5.0 million, $3.0 million, $2.0 million, and $1.0 million to development of the new vehicle. The Company anticipates that total development costs may reach approximately $10 million, requiring additional investment from accredited investors in addition to this Offering under Regulation A. If the Company is unable to receive sufficient investment across this Offering and offerings to accredited investors, it may experience delays in the development of the new vehicle.

Under the distribution agreement, the Company will acquire its inventory of T-REX and V13R Campagna Motors branded vehicles from Campagna Motors Canada at discount of 20% to 25% off of the retail price of the vehicles. The distribution agreement does not apply to sales of the lower-priced vehicle under development which Campagna Motors USA will own all rights to. Inventory of approximately six vehicles per corporate store is expected to be acquired by the Company. These vehicles will be used for demonstrations and rentals as each store with additional inventory being acquired to meet sales demand.

The Company anticipates it will begin actively marketing in Winter 2017-2018 as this Offering progresses. The exact timing will depend on the availability of funds received in this Offering.

The Company intends to adjust its business plan and proposed operations in relation to the amount raised in this Offering so that the proceeds from the offering will satisfy its cash requirements. In the course of its future operations, the Company will consider advantageous merger or acquisition scenarios as they present themselves. The Company does not have any current plans to effect a merger or acquisition and does not intend to use the proceeds from this Offering to undertake such efforts.

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In order to execute the business plan, the Company intends to bring on a dedicated management team, allowing André Morissette to return to solely managing Campagna Motors Canada. The Company intends to have a suitable management team in place by mid-2018, however, it has not yet identified any persons for its senior management positions. The Company accounts for salary expense for new executive management in the Use of Proceeds for this Offering.

Trend Information

The Company is aware that independent research produced by Technavio identifies that the global trike and autocycle market is expected to grow at a compound annual growth rate of approximately 13 percent from 2015 to 2020, with North America being the largest market for these vehicles.

When analyzing internet traffic trends from January 1, 2016 to November 27, 2017, the Company finds that 84% of website visitors are located in the United States. The top five states in which website visitors are located are Texas, California, New York, Florida, and Illinois. More than 65% of the visitors are between the ages of 25-54, with nearly 88% of visitors being male. These trends give the Company a sense of where it has potential for targeting likely customers and confirms that the Company is reaching its desired demographic.

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DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The following table sets out the Company’s executive officers and directors.

Name	Position	Age	Term of Office (if indefinite, give date appointed)	Approximate hours per week (if part- time)/full-time

FOR CAMPAGNA MOTORS USA

Executive Officers:

André Morissette	President & CEO	51	Since Oct. 19, 2016	30 (Mr. Morissette will continue to serve as President and CEO of Campagna Motors Canada on a full time basis)

Directors:[1]
André Morissette	Director	51	Since Oct. 19, 2016
Alain Batty	Director	66	Since Sept. 1, 2017
Michael Hillman	Director	75	Since Sept. 1, 2017

Executive Officers and Directors

André Morissette, President and CEO, Director

André Morissette, 51, is a businessman with over thirty years of experience running companies. In 1988, Mr. Morissette cofounded 3-SOFT, which was a prominent player in the computer services industry with revenues of $80 million and 150 employees at the time of its sale in 2005. From 2005 to 2007, Mr. Morissette served as President of Noxent, an information technology services company based in Quebec, Canada. Since 2007, Mr. Morissette has been the President and CEO of Campagna Motors Canada. Mr. Morissette received a certificate in Business Management from HEC Montréal in 1991.

Alain Batty, Director

Alain Batty is a former CEO of Ford Canada. He has over 30 years of senior executive experience with Ford around the world. CEO and Chairman of various Ford organizations in North America, Europe, Asia Pacific and Africa. Mr. Batty now, among other activities, serves on the Boards of some world renowned universities and business schools and has recently been appointed as a judge at the Commercial Court in Paris.

Michael Hillman, Director

Michael Hillman is a 40-year veteran of the motorcycle industry, Mr. Hillman brings with him broad experience in operational management, distribution, sales/marketing, manufacturing and product engineering.  As a consultant, he has continued to advise on acquisition strategy, foreign market entry and product planning.  In more than 20 years as an executive at Harley-Davidson he served during the company’s more turbulent period as it emerged from being a division of a conglomerate (AMF), to a private company, to finally being a publicly traded company on a stock market.   Before coming to the USA and joining Harley-Davidson, Mr. Hillman had a successful engineering career in motor racing that included two world manufacturers championships with Jack Brabham.

Legal Proceedings of Executive Officers and Directors

None of the executive officers or Directors of the Company are currently involved in any legal proceedings.

1 David Neault resigned as Vice President and Director on November 29, 2017.

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The Company is a newly formed entity and its executive officers have not yet received any compensation from the Company. The Company expects to begin providing compensation to its executive officers in calendar year 2018. The amount of compensation has not yet been determined.

The Company’s directors have not been compensated for their services and the Company does not currently intend to compensate directors who also serve as executive management for their services as directors. The Company has agreed to compensate Alain Batty and Michael Hillman with options to purchase 24,000 shares of Common Stock of the Company at $7.00 per share. The options will vest over 12 months, at 25% per quarter. Additionally, Mr. Batty and Mr. Hillman will receive cash compensation of $2,000 annually, and $1,000 plus certain out-of-pocket expenses to for each meeting of the Board of Directors attended.

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The below table identifies the ownership and acquirable ownership of certain executive officers of the Company holding more than 10 percent of any class of the Company’s shares of Common Stock since inception.

Title of class	Name and address of beneficial owner	Amount and nature of beneficial ownership	Amount and nature of beneficial ownership acquirable	Percent of class
Common Stock	9947922 Canada Inc., 1351 Rue Ampère, Local F, Boucherville QC J4B 5Z5, Canada J4B 5Z5*	3,600,000 shares of Common Stock	N/A	90%
Common Stock	9948678 Canada Inc., 1351 Rue Ampère, Local F, Boucherville QC J4B 5Z5, Canada†	400,000 shares of Common Stock	N/A	10%

* 9947922 Canada Inc. is an entity wholly owned by André Morissette.

† 9948678 Canada Inc. is an entity wholly owned by David Neault.

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INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

The Company intends to enter into a license agreement with Campagna Motors Canada to develop, market and sell the entry level Campagna Motors vehicle in the United States and worldwide. That agreement has not yet been executed. If it is executed after qualification of the Offering Statement of which this Offering Circular forms a part, the Company will file it with the Commission under cover of a Form 1-U.

The Company has entered into a distribution agreement with Campagna Motors Canada for purchase and distribution of existing Campagna Motors branded vehicles in the United States. Through the date hereof, the Company has paid $616,885 to Campagna Motors Canada pursuant to the distribution agreement for the purchase of vehicles.

As recorded in the financial statements from June 30, 2017, the Company was advanced $302,400 by 9158-7147 Quebec Inc. a related entity controlled by André Morissette, to purchase vehicles to be sold to end consumers. There is no interest being charged by 9158-7147 Quebec Inc. and this advance will be repaid upon sale of the vehicles acquired with the advanced funds.

Additionally, the Company will reimburse Campagna Motors Canada for expenses incurred relating to the formation of Campagna Motors USA and professional fees in support of this Offering. This reimbursement obligation is documented in a loan agreement identified in the Use of Proceeds and Management’ Discussion and Analysis of Financial Condition and Results of Operations.

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SECURITIES BEING OFFERED

General

The Company is offering Common Stock to investors in this offering.

The following description summarizes important terms of the shares of Campagna Motors USA. This summary does not purport to be complete and is qualified in its entirety by the provisions of the Certificate of Incorporation, which has been filed as an Exhibit to the Offering Statement of which this Offering Circular is part. For a complete description of Campagna Motors USA’s stock, you should refer to its Certified of Incorporation and application provisions of the Delaware General Corporation Law.

At the commencement of this offering, the authorized number and consists of 7,200,000 Shares of Common Stock, following a reverse-split effective on December 5, 2017.

As of the date of this Offering Circular, the outstanding shares of Campagna Motors USA consist of 4,000,000 shares of Common Stock.

Common Stock

Dividend Rights

Holders of Common Stock are entitled to receive dividends, as may be declared from time to time by the board of directors out of legally available funds. The Company has never declared or paid cash dividends on any of its capital stock and currently does not anticipate paying any cash dividends after this Offering or in the foreseeable future.

Voting Rights

Each holder of Common Stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors.

Right to Receive Liquidation Distributions

In the event of the Company's liquidation, dissolution, or winding up, holders of its Common Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of the Company's debts and other liabilities.

Rights and Preferences

Holders of the Company's Common Stock have no preemptive, conversion, or other rights, and there are no redemptive or sinking fund provisions applicable to the Company's Common Stock.

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PLAN OF DISTRIBUTION

The Company is currently party to an engagement agreement, as amended, with Midtown Partners & Co., LLC (“Midtown Partners”), who will act as a placement agent with respect to the sale of the Company’s Common Stock in this Offering and NMS Capital Advisors, LLC (“NMS Capital”) will act as the other placement agent in this Offering. Midtown Partners and NMS Capital are referred to in this Offering Circular as the “Placement Agents”. The Placement Agents have made no commitment to purchase all or any part of the shares of Common Stock but have agreed to use their several and not joint best efforts to sell the shares of Common Stock being offered by the Company in this Offering. The Company is seeking to raise up to $14,000,000 of shares of Common Stock in this Offering at a price of $7.00 per share. The term of the engagement agreement expires on September 6, 2018 unless the Company or Midtown Partners terminate the agreement earlier. In connection with this Offering, the Placement Agents and the Company intend to enter into a definitive placement agency agreement, the form of which is attached as Exhibit 1 to the Offering Statement.

Commission and Expenses

The Company has agreed, subject to execution of the definitive placement agency agreement that we will pay the Placement Agents a cash commission of (i) 7.0% of the gross proceeds received by the Company in the Offering from investors that were introduced to the Company by either Placement Agent, selected dealers or any member of the selling group; and (ii) 4.0% of the gross proceeds received by the Company in this Offering from investors not introduced to the Company by either Placement Agent, selected dealers or any member of the selling group. The commissions allocated to members of the selling group and soliciting dealers shall be determined in the sole discretion of the Placement Agents. If any shares are sold through selected dealers, such selected dealers will receive a commission of $0.35 per share sold.

Offering Expenses

The Company is responsible for all Offering fees and expenses, including the following: (a) all filing fees relating to the qualification of the shares to be sold in the Offering with the Securities and Exchange Commission; (b) all filing fees associated with the review of the Offering by FINRA; (c) all fees and expenses relating to the listing of such Shares on the Nasdaq Capital Market, the Nasdaq Global Market, Nasdaq Global Select Market or the NYSE Amex and on such other stock exchanges as the Company and Midtown Partners together determine; (d) the costs of preparing, printing and delivering certificates representing the securities; (e) fees and expenses of the transfer agent for the Common Stock; (f) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the Placement Agents; (g) the fees and expenses of the Company’s accountants; (h) the fees and expenses of the Company’s legal counsel and other agents and representatives; (i) all fees, expenses and disbursements relating to the registration or qualification of such shares under the “blue sky” securities laws of such states and other jurisdictions as the Placement Agents may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of “blue sky” counsel, it being agreed that such fees and expenses will be limited to: (i) if the Offering is commenced on either the Nasdaq Global Market, Nasdaq Global Select Market, Nasdaq Capital Market or the NYSE MKT, the Company will make a payment of $2,500 to such counsel or (ii) if the Offering is commenced on the Over the Counter Bulletin Board, the Company will make a payment of $7,500 to such counsel upon the commencement of “blue sky” work by such counsel and an additional $2,500); (j) $1,000 for background checks of the Company’s officers and directors; (k) up to $20,000 of the Placement Agents’ actual accountable “road show” expenses for the Offering; and (k) the fees and expenses of the legal counsel to the Placement Agents not to exceed $50,000.

Reimbursable Expenses in the Event of Termination

We have agreed to pay Midtown Partners a cash retainer of $25,000, which shall be applied against actual out-of-pocket accountable expenses and such retainer shall be reimbursed to the Company to the extent any portion thereof is not actually incurred in compliance with FINRA Rule 5110(f)(2)(C) in the event of the termination of the Offering.

Placement Agents’ Warrants

Upon each closing of this Offering, the Company has agreed to issue certain warrants (the “Placement Agents’ Warrants”) to the Placement Agents (or their designees) to purchase a number of shares of the Company’s Common Stock equal to 5.0% of the total shares of the Common Stock sold in such closing. The Placement Agents’ Warrants are exercisable commencing one (1) year after the date on which the Offering Statement is last qualified (if more than once) (the “Qualification Date”), and will be exercisable for three (3) years after such date. The Placements Agents’ Warrants are not redeemable by the Company. The Placement Agents’ Warrants will be exercisable at a price equal to $8.40 per share (or 120% of the public offering price per share) in connection with the Offering.

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The Placement Agents’ Warrants and the shares of the Common Stock underlying the Placement Agents’ Warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The Placement Agents, or their permitted assignees under such rule, may not exercise, sell, transfer, assign, pledge, or hypothecate the Placement Agents’ Warrants or the shares of the Company’s Common Stock underlying the Placement Agents’ Warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Placement Agents’ Warrants or the underlying shares for a period of 180 days from the applicable Qualification Date. In addition, the Placement Agents' Warrants provide for registration rights upon request, in certain cases. The demand registration right provided will not be greater than five years from the Qualification Date in compliance with FINRA Rule 5110(f)(2)(G)(iv). The piggyback registration right provided will not be greater than seven years from the Qualification Date in compliance with FINRA Rule 5110(f)(2)(G)(v). The Company will bear all fees and expenses attendant to registering the securities issuable on exercise of the Placement Agents’ Warrants other than any underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the Placement Agents’ Warrants may be adjusted in certain circumstances including in the event of a stock dividend or our recapitalization, reorganization, merger or consolidation. However, the Placement Agents’ Warrant exercise price or underlying shares will not be adjusted for issuances of shares of common stock at a price below the Placement Agent’s warrant exercise price.

Tail Payment

The Company has also agreed to pay Midtown Partners the commission and warrants for any investor introduced to the Company by Midtown Partners during the twelve months following termination or expiration of the engagement agreement.

Lock-Up Agreements

The Company and substantially all of its shareholders, including the Company’s directors and officers and all of the holders of the Company’s outstanding Common Stock, have agreed for a period of (i) 12 months after the date of this Offering Circular in the case of our directors and officers and (ii) 180 days after the date of this Offering Circular in the case of the Company and any other holder of our outstanding securities, without the prior written consent of the representative, not to directly or indirectly:

•	issue (in the case of the Company), offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of the Company’s Common Stock or other capital stock or any securities convertible into or exercisable or exchangeable for the Company’s Common Stock or other capital stock; or

•	in the case of the Company, file or cause the filing of any registration statement under the Securities Act with respect to any shares of the Company’s Common Stock or other capital stock or any securities convertible into or exercisable or exchangeable for the Company’s Common Stock or other capital stock; or

•	complete any offering of our debt securities, other than entering into a line of credit with a traditional bank; or

•	enter into any swap or other agreement, arrangement, hedge or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of the Company’s Common Stock or other capital stock or any securities convertible into or exercisable or exchangeable for the Company’s Common Stock or other capital stock, whether any transaction described in any of the foregoing bullet points is to be settled by delivery of the Company’s Common Stock or other capital stock, other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing.

Indemnification and Control

The Company has agreed to indemnify the Placement Agents against certain liabilities, including liabilities under the Securities Act. If the Company is unable to provide this indemnification, the Company will contribute to the payments the Placement Agents and its affiliates and controlling persons may be required to make in respect of these liabilities.

The Placement Agents and their affiliates are engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Placement Agents and their affiliates may in the future perform various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

Our Relationship with the Placement Agents

In the ordinary course of their various business activities, the Placement Agents and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The Placement Agents and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

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Consulting Agreement

The Company entered into a consulting agreement with Paul Henley Associates pursuant to which Paul Henley Associates agreed to render strategic advice to the Company with respect to business development, finance and public markets as well as overall operational and business strategy in exchange for the payment of up to $11,000 in consulting fees. In connection with this Offering, Paul Henley Associates will assist the Company with marketing its capital funding plan, developing a selling group and overseeing the Company’s public appearances and roadshows. Paul Henley Associates is an affiliate of MSC-BD, LLC, which is participating in this Offering as a member of the selling group.

Discretionary Accounts

The Placement Agents do not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Procedures for Subscribing

The Company plans to market this Offering to potential investors through the Placement Agents and its own efforts through its online platform at www.campagna-ipo.com (subscription functionality is provided by the third-party service CrowdPay.us). This Offering will terminate on the Termination Date. The Company will hold an initial closing on any number of shares of Common Stock at any time prior to the Termination Date and thereafter may hold one or more additional closings until the Company determines to cease having any additional closings prior to the Termination Date. The Company will close on proceeds based upon the order in which they are received. The Company and the Placement Agents will consider various factors in determining the timing of any additional closings following the initial closing, including the amount of proceeds received at the initial closing and any prior additional closings.

All funds received by the Placement Agents (if any) in connection with the sale of the Common Stock in this Offering will be promptly transmitted to Esquire Bank pursuant to the terms of an escrow agreement between the Company, the escrow agent and the Placement Agents. In addition, subscribers may pay for the aggregate shares to be purchased by the subscriber by a check made payable to “Campagna Motors USA, Inc.” or by wire transfer to an account designated by the Company, by credit card, or by any combination of such methods. The purchase price for the shares placed by the Placement Agents shall be paid simultaneously with the execution and delivery to us of the subscription agreement.  Investors who participate in this Offering, will either deposit funds in their brokerage account that will be promptly deposited in the escrow account or be required to deposit their funds in an escrow account held at Esquire Bank; any such funds that the escrow agent receives will be held in escrow until the applicable closing of the Offering or such other time as mutually agreed between the Company and Midtown Partners, and then used to complete securities purchases, or returned if this Offering fails to close. Certain selected dealers may settle transactions through DTC.

The Company will notify clearing firms and other brokers holding funds (if any) when it will conduct such closing. Any such funds received by the Placement Agents, selected dealers or members of the selling group will then be transferred, if not previously transferred, to the escrow account until the earlier of the date of a closing with respect to such proceeds (at which time such proceeds shall be used to complete share purchases in the offering) and the termination of the Offering if it does not successfully close (at which time, such proceeds shall be returned to the applicable investors without interest or deduction). Unless there is a closing with respect to escrowed proceeds in the offering, the Company will not have any access to such proceeds. The Company may begin accepting investment proceeds into escrow at any time beginning two days after this Offering Circular has been qualified by the SEC. After a closing, the Placement Agents and other brokers will thereafter send trade confirmations to the investors.

The Company may decide to close the Offering early or cancel it, in our sole discretion. If the Company extends the offering, it will provide that information in an amendment to this Offering Circular. If the Company closes the Offering early or cancels it, the Company may do so without notice to you, although if the Company cancels the Offering all funds that may have been provided by any investors will be promptly returned without interest or deduction.

Right to reject subscriptions

After the Company receives your complete, executed subscription agreement (the form of which is attached to the Offering Statement as Exhibit 4) and the funds required under the subscription agreement have been transferred to the escrow account, the Company has the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. The Company will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of subscriptions

Upon the Company’s acceptance of a subscription agreement, the Company will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

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The Company intends to complete one closing of this Offering, but may undertake one or more closings on a rolling basis. Therefore, investor funds that are held in escrow will be released to the Company in its sole discretion at any time, and without regard to meeting any particular contingency.

Selected Dealers with clearing agreements shall provide the Placement Agents with executed indications and delivery sheets from their customers and may settle the transaction with the Placement Agents through DTC on closing.

Non-U.S. investors may participate in this Offering by depositing their funds in the escrow account held at Esquire Bank; any such funds that Esquire Bank receives shall be held in escrow until the applicable closing of the Offering or such other time as mutually agreed between the Company and the Placement Agents, and then used to complete securities purchases, or returned if this Offering fails to close.

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Resale of Securities

Following the sale of securities in this Offering, the Company intends to seek quotation of its securities on an over-the-counter (“OTC”) market. The Company has not been approved for listing of its securities on a national securities market or OTC quotation of its securities. As a result, investors should assume there will be limited liquidity available for their shares of Common Stock.

Investor Perks

To encourage participation in the offering, the Company is providing specific perks for investors. The Company is of the opinion that these perks do not alter the sales price or cost basis of the securities in this offering. Instead, the perks are promotional discounts on future purchases of the products sold by the Company, or a “thank you” to investors that help the Company achieve its mission. However, it is recommended that investors consult a tax professional to fully understand any tax implications of receiving any perks before investing. The Company anticipates that the perks for this offering are as follows:

INVESTMENT	REBATE ON PURCHASE OF AN INVESTOR EDITION T-REX OR V13R*	AND	REBATE ON NEW, LOWER- PRICED MODEL**	AND	DISCOUNT ON MERCHANDISE	VIP EXPERIENCE	CAMPAGNA OWNER'S GROUP
$1,000	$500	AND	$100	AND	10% + SPECIAL "BECAUSE YOU CAN" T-SHIRT	FACTORY TOUR	INVITATION TO ANNUAL PARTY
$2,500	$1,000	AND	$250	AND	15% + SPECIAL "BECAUSE YOU CAN" T-SHIRT & HAT	FACTORY TOUR	INVITATION TO ANNUAL PARTY + FREE MEMBERSHIP
$5,000	$2,000	AND	$500	AND	15% + “BECAUSE YOU CAN” JACKET	VIP FACTORY TOUR	INVITATION TO ANNUAL PARTY + FREE MEMBERSHIP
$10,000	$2,500	AND	$1,500	AND	15% + “BECAUSE YOU CAN” JACKET	VIP FACTORY TOUR+RALLY	INVITATION TO ANNUAL PARTY + FREE MEMBERSHIP
$20,000	$5,000	AND	$2,500	AND	15% + “BECAUSE YOU CAN” JACKET	VIP FACTORY TOUR+RALLY	INVITATION TO ANNUAL PARTY + FREE MEMBERSHIP
$50,000	$10,000	AND	$5,000	AND	15% + “BECAUSE YOU CAN” JACKET	VIP FACTORY TOUR+VIP WEEKEND	INVITATION TO ANNUAL PARTY + FREE MEMBERSHIP
$100,000	$20,000	AND	$7,500	AND	15% + “BECAUSE YOU CAN” JACKET	VIP FACTORY TOUR+VIP WEEKEND	INVITATION TO ANNUAL PARTY + FREE MEMBERSHIP
$1,000,000	$35,000	AND	$15,000	AND	15% + “BECAUSE YOU CAN” JACKET	VIP FACTORY TOUR+VIP WEEKEND	INVITATION TO ANNUAL PARTY + FREE MEMBERSHIP

The Company estimates the cash value of the t-shirt to be $8, the t-shirt and hat $15, and the jacket to be $80. Additionally, the Company estimates the cash value of the VIP factory tour to be $20, the VIP tour plus the attendance at the Company’s rally to be $520, and the VIP tour plus weekend to be $2,250. The Company further estimates the cash value of the annual party to be $50.

During the course of the offering, the Company reserves the right to alter the above identified perks connected to future purchases of vehicles and merchandise. Any changes made will not change the perks that have already been earned by investors. Investors will be notified of any change to the perks in the Company’s offering information posted on the Company’s online offering page accessible through www.campagnamotors.com.

* The Company notes that its will order a limited quantity of Investor Edition T-REX and V13R vehicles.

** The new, lower-priced model is still in development and may never be brought to market.

36

FINANCIAL STATEMENTS AS OF DECEMBER 31, 2016

The balance sheet of Campagna Motors USA, Inc. as of December 31, 2016, and the related statements of operations, changes in stockholders’ deficit, and cash flows for the fiscal year ended December 31, 2016, and the related notes to the financial statements have been included in this Offering Circular with the Independent Auditor's Report of dbbmckennon, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

37

CAMPAGNA MOTORS USA, INC.

FINANCIAL STATEMENTS

As Of

December 31, 2016

Together with

Independent Auditors Report

38

Campagna Motors USA, Inc.

39

INDEPENDENT AUDITORS’ REPORT

To the Shareholders of

Campagna Motors USA, Inc.

Report on the Financial Statements

We have audited the accompanying financial statements of Campagna Motors USA, Inc. (the “Company”) (a Delaware corporation), which comprise the balance sheet as of December 31, 2016, and the related statements of operations, changes in stockholders’ deficit, and cash flows for the period from October 19, 2016 (inception) to December 31, 2016, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatements.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Campagna Motors USA, Inc. as of December 31, 2016, and the results of its operations and its cash flows for the period then ended, in accordance with accounting principles generally accepted in the United States of America.

40

Emphasis of Matter Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 1 to the financial statements, the Company is newly formed and has not yet commenced planned principal operations nor generated revenues or profits since inception. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Emphasis of Matter

As discussed in Note 5 to the financial statements, the accompanying financial statements have been restated to retroactively reflect a reverse stock split that occurred subsequent to the issuance of our initial audit report. Our opinion is not modified with respect to this matter.

/s/ dbbmckennon

Newport Beach, California

May 17, 2017, except for the paragraphs in Notes 5 and 7, for which the date is October 27, 2017

41

CAMPAGNA MOTORS USA, INC.

BALANCE SHEET

December 31, 2016
Assets:
Current assets
Cash	$185
Prepaid expenses	3,462
Current assets	3,647

Total assets	$3,647

Liabilities and Stockholders' Deficit:
Accounts payable	$-
Accrued liabilities	9,272
Related party note payable	280,559
Current liabilities	289,831

Total liabilities	289,831

Commitments and contingencies (Note 4)

Stockholders' Deficit
Common stock, par value $0.00001, 60,000,000 shares authorized, 4,000,000 shares issued and outstanding	40
Additional paid-in capital	3,293
Subscriptions receivable	(3,333)
Accumulated deficit	(286,184)
Total stockholders' deficit	(286,184)
Total liabilities and stockholders' deficit	$3,647

See accompanying notes to financial statements.

42

CAMPAGNA MOTORS USA, INC.

STATEMENT OF OPERATIONS

October 19, 2016 (Inception) to December 31, 2016

Revenues	$-

Cost of revenues	-

Gross profit	-

Operating Expenses -
General, sales and administrative	276,912
Total operating expenses	276,912

Operating loss	(276,912)

Other income (expense):
Interest expense	(9,272)
Total other expense	(9,272)

Income before provision for income taxes	(286,184)

Provision for income taxes	-

Net loss	$(286,184)

See accompanying notes to financial statements.

43

CAMPAGNA MOTORS USA, INC.

STATEMENT OF STOCKHOLDERS’ DEFICIT
FOR THE PERIOD FROM OCTOBER 19, 2016 (INCEPTION) TO DECEMBER 31, 2016

	Common stock		Additional Paid-in	Subscriptions	Accumulated	Total Stockholders'
	Shares	Amount	Capital	Receivable	Deficit	Deficit
October 19, 2016 (Inception)	-	$-	$-	$-	$-	$-

Issuance of founders' shares	4,000,000	40	3,293	(3,333)	-	-
Net loss	-	-	-	-	(286,184)	(286,184)
December 31, 2016	4,000,000	$40	$3,293	$(3,333)	$(286,184)	$(286,184)

See accompanying notes to financial statements.

44

CAMPAGNA MOTORS USA, INC.

STATEMENT OF CASH FLOWS

October 19, 2016 (Inception) to December 31, 2016

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(286,184)
Adjustments to reconcile net loss to net cash used in operating activities:
Expenses incurred by related party	237,164
Changes in operating assets and liabilities:
Prepaid expenses	(3,462)
Accrued liabilities	9,272
Net cash used in operating activities	(43,210)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from related party note payable	43,395
Net cash provided by financing activities	43,395

Increase in cash and cash equivalents	185
Cash and cash equivalents, beginning of period	-
Cash and cash equivalents, end of period	$185

Supplemental disclosures of cash flow information:
Cash paid for interest	$-
Cash paid for income taxes	$-

Non cash investing and financing activities:
Subscriptions receivable for founders' shares	$3,333
Related party note payable assumed for expenditures incurred	$237,164

See accompanying notes to financial statements.

45

CAMPAGNA MOTORS USA, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

Campagna Motors USA, Inc. (referred to as “Campagna Motors USA” or the “Company”) is a newly formed company that will become the exclusive marketing and distribution affiliate for CIRBIN, Inc. d.b.a. Campagna Motors. The Company was organized on October 19, 2016 as a C Corporation in the State of Delaware. Campagna Motors is an entity first organized on May 12, 2007 as a corporation under the laws of Québec, Canada. Campagna Motors USA is currently owned by the same owners as Campagna Motors. It is not a subsidiary of Campagna Motors. The Company’s year-end is December 31st.

Campagna Motors USA will benefit from the more than two decades of experience of Campagna Motors in bringing the Company’s innovative vehicles to market. Campagna Motors’ vehicles were first developed by Daniel Campagna, a former mechanic of Gilles Villeneuve, a Formula One racer, in Quebec, Canada. Daniel Campagna’s vision was for a light and nimble, comfortable, street-legal vehicle delivering exhilarating accelerations and precision handling. Since the 1990s, Campagna Motors’ vehicles have been available to purchasers in Canada and available in the United States since 2001. Campagna Motors USA will facilitate a focused expansion into the US market.

As of the date of these financial statements, the Company does not have an executed marketing and distribution agreement with Campagna Motors.

Management’s Plans

The Company will rely heavily on debt and equity financing for working capital and have only recently commenced operations. These above matters raise substantial doubt about the Company's ability to continue as a going concern.  During the next twelve months, the Company intends to fund its operations with funding from our Regulation Crowdfunding campaigns, additional borrowings from a related entity and if needed additional debt and/or equity financings (through a private offering). If we cannot raise additional short-term capital, we may consume all of our cash reserved for operations.  There are no assurances that management will be able to raise capital on terms acceptable to the Company.  If we are unable to obtain sufficient amounts of additional capital, we may be required to reduce the scope of our planned development, which could harm our business, financial condition and operating results. The financial statements do not include any adjustments that might result from these uncertainties.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities, and the reported amount of revenues and expenses during the reporting period. Actual results could materially differ from these estimates. It is reasonably possible that changes in estimates will occur in the near term.

Fair Value of Financial Instruments

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants as of the measurement date. Applicable accounting guidance provides an established hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in valuing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the factors that market participants would use in valuing the asset or liability. There are three levels of inputs that may be used to measure fair value:

Level 1	- Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

46

CAMPAGNA MOTORS USA, INC.

NOTES TO FINANCIAL STATEMENTS

Level 2	- Include other inputs that are directly or indirectly observable in the marketplace.

Level 3	- Unobservable inputs which are supported by little or no market activity.

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

Fair-value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2016. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, prepaid expenses and related party note payable. Fair values for these items were assumed to approximate carrying values because of their short term nature or they are payable on demand.

Risks and Uncertainties

The Company has a limited operating history and has not generated revenue from intended operations.  The Company's business and operations are sensitive to general business and economic conditions in the U.S. and worldwide along with local, state, and federal governmental policy decisions. A host of factors beyond the Company's control could cause fluctuations in these conditions, including but not limited to: federal and state regulations governing vehicles, consumer demand for vehicles, change in consumer tastes, manufacturing delays, and technological advances in our industry. Adverse developments in these general business and economic conditions could have a material adverse effect on the Company's financial condition and the results of its operations.

Cash and Cash Equivalents

For purpose of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Property and Equipment

Property and equipment are stated at cost and depreciated using the straight-line method over the estimated useful life. Leasehold improvements are depreciated over shorter of the useful life or lease life. Maintenance and repairs are charged to operations as incurred. Significant renewals and betterments are capitalized. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in operations.

Impairment of Long-Lived assets

The long-lived assets held and used by the Company are reviewed for impairment no less frequently than annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In the event that facts and circumstances indicate that the cost of any long-lived assets may be impaired, an evaluation of recoverability is performed. There can be no assurance, however, that market conditions will not change or demand for the Company’s products and services will continue, which could result in impairment of long-lived assets in the future.

47

CAMPAGNA MOTORS USA, INC.

NOTES TO FINANCIAL STATEMENTS

Revenue Recognition

The Company will recognize revenues when (a) pervasive evidence that an agreement exists, (b) the product or service has been delivered, (c) the prices are fixed and determinable and not subject to refund or adjustment, and (d) collection of the amounts due are reasonably assured.

Income Taxes

Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial statement reported amounts at each period end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax expense for the period, if any, and the change during the period in deferred tax assets and liabilities.

Concentration of Credit Risk

The Company maintains its cash with a major financial institution located in the United States of America which it believes to be credit worthy.  Balances are insured by the Federal Deposit Insurance Corporation up to $250,000.  At times, the Company may maintain balances in excess of the federally insured limits.

Recent Accounting Pronouncements

The Financial Accounting Standards Board (“FASB”) issues Accounting Standard Updates (“ASU”) to amend the authoritative literature in the Accounting Standards Codification (“ASC”). There have been a number of ASUs to date that amend the original text of ASC. The Company believes those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to the Company or (iv) are not expected to have a significant impact on the Company.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 840), to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. The amendments in this standard are effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years, for a public entity. Early adoption of the amendments in this standard is permitted for all entities and the Company must recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. The Company is currently in the process of evaluating the effect this guidance will have on its financial statements and related disclosures.

NOTE 3 – RELATED PARTY NOTE PAYABLE

Related Party Note Payable

On October 25, 2016, to fund operations, the Company entered into a note agreement with an entity with common shareholders as the Company. Under the terms of the agreement, the Company can borrow up to $400,000. In addition, the note incurs interest at 12% per annum. The note is payable in 12 equal monthly payments of $37,333 commencing on January 1, 2017 (amended, see below). As of December 31, 2016, the related entity had incurred approximately $281,000 on behalf of the Company. In addition, the Company recorded accrued interest of $9,272 related to the note. On December 31, 2016, these expenditures were either expensed or classified as prepaid expenses depending on whether or not there was a future benefit. Subsequent to December 31, 2016, the holder revised the note to be due and payable upon 30 days of a successful funding round or at any date prior that is mutually agreed to by the Company and the related party.

NOTE 4 – COMMITMENTS AND CONTINGENCIES

The Company is not currently involved with, and does not know of any pending or threatening litigation against the Company.

48

CAMPAGNA MOTORS USA, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 5 – STOCKHOLDERS' DEFICIT

Common Stock

At Inception, the Company has authorized the issuance of 60,000,000 shares of common stock, each having a par value of $0.00001, and has no preferred stock.

On October 19, 2016, the Company issued 4,000,000 shares to two officers in exchange for $3,333. The amount is shown as a subscription receivable as the funds have yet to be remitted.

On October 3, 2017, the Company voted for a reverse stock split of its common stock, one (1) new common share for each eight and one third (8.33) old common shares of stock. These financial statements have been restated to reflect the effect of the reverse stock split.

NOTE 6 – INCOME TAXES

The following table presents the current and deferred tax provision for federal and state income taxes for the period ended December 31, 2016:

Income tax benefit attributable to:
Current taxes - Federal	$-
Deferred taxes - Federal	(97,303)
Valuation allowance	97,303
Net provision for income taxes	$-

The components of our deferred tax assets for federal and state income taxes consisted of the following as of December 31, 2016:

Deferred tax asset attributable to:
Net operating loss carryover	$94,150
Accrued liabilities	3,153
Valuation allowance	(97,303)
Net deferred tax asset	$-

At December 31, 2016, the Company had net operating loss carry forwards of approximately $277,000 that may be offset against future taxable income through 2036. The difference between the Company's tax rate and the statutory rate is due to a full valuation allowance on the deferred tax asset.

The Company is subject to tax in the United States (“U.S.”) and files tax returns in the U.S. Federal jurisdiction. The Company has not yet filed a tax return and therefore is not yet subject to tax examination by the Internal Revenue Service or state regulatory agencies.

NOTE 7 – SUBSEQUENT EVENTS

The Company received customer deposits totaling $35,000 in March 2017 for future vehicle sales. The Company transferred $25,000 of this to Campagna Motors. There are currently no distribution agreements with the customer nor any licensing agreements with Campagna Motors.

The Company has evaluated subsequent events that occurred after December 31, 2016 through May 17, 2017, the issuance date of these financial statements. There have been no other events or transactions during this time, other than disclosed above, that would have a material effect on these financial statements.

The Company voted for a reverse stock split (See note 5).

49

INTERIM FINANCIAL STATEMENTS AS OF JUNE 30, 2017

The balance sheet of Campagna Motors USA, Inc. as of June 30, 2017, and the related statements of operations, changes in stockholders’ deficit, and cash flows for the period ended June 30, 2017, and the related notes to the financial statements have been included in this Offering Circular. In the opinion of management, all adjustments necessary to make the interim financial statements not misleading have been included.

50

INTERIM FINANCIAL STATEMENTS

51

INTERIM FINANCIAL STATEMENTS

CAMPAGNA MOTORS USA, INC.

BALANCE SHEET (UNAUDITED)

	June 30, 2017	December 31, 2016
Assets: Current assets
Current assets
Cash	$32,330	$185
Inventory	183,100	-
Customer Deposits	186,615	-
Prepaid other	1,731	3,462
Current assets	$403,776	$3,647

Total Assets	$403,776	$3,647

Liabilities and Stockholders' Deficit:
Accounts payable	$369,700	$-
Accrued liabilities	62,176	9,272
Related party note payable	307,216	280,559
Current liabilities	739,092	289,831
Total liabilities	739,092	289,831

Stockholders' Deficit
Common stock, par value $0.00001, 60,000,000 shares authorized, 4,000,000 shares issued and outstanding	40	40
Additional paid-in capital	3,293	3,293
Subscriptions receivable	(3,333)	(3,333)
Accumulated deficit	(335,316)	(286,184)
Total stockholders' deficit	(335,316)	(286,184)
Total liabilities and stockholders' deficit	$403,776	$3,647

52

CAMPAGNA MOTORS USA, INC.

STATEMENT OF OPERATIONS (UNAUDITED)

YTD 2017
June 30

Revenues	$423,922

Cost of revenues	372,489

Gross profit	51,433

Operating expenses
General, sales and administrative	66,065
Total operating expenses	66,065

Operating loss	(14,632)

Other income (expense)
Interest expense	34,500
Total other expense	34,500

Income before provision for income taxes	(49,132)

Provision for income taxes	-

Net loss	$(49,132)

53

CAMPAGNA MOTORS USA, INC.

STATEMENT OF STOCKHOLDERS’ DEFICIT

FOR THE PERIOD FROM OCTOBER 19, 2016 (INCEPTION) TO JUNE 30, 2017 (UNAUDITED)

			Additional			Total
	Common Stock		Paid-in	Subscriptions	Accumulated	Stockholders
	Shares	Amount	Capital	Receivable	Deficit	Deficit
October 19, 2016 (Inception)	-	$-	$-	$-	$-	$-

Issuance of founders' shares	4,000,000	40	3,293	(3,333)	-	-
Net loss	-	-	-	-	(335,316)	(335,316)
June 30, 2017	4,000,000	40	3,293	(3,333)	(335,316)	(335,316)

54

CAMPAGNA MOTORS USA, INC.

STATEMENT OF CASH FLOWS (UNAUDITED)

December 31, 2016
to
June 30, 2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(49,132)
Adjustments to reconcile net loss to net cash used in operating activities:
Expenses incurred by related party	-
Changes in operating assets and liabilities:
Inventory	(183,100)
Customer deposits	(186,615)
Prepaid expenses	1,731
Accounts payable	369,700
Accrued liabilities	52,904
Net cash used in operating activities	5,488

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from related party note payable	26,657
Net cash provided by financing activities	26,657

Increase in cash and cash equivalents	32,145
Cash and cash equivalents, beginning of period	185
Cash and cash equivalents, end of period	$32,330

55

CAMPAGNA MOTORS USA, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

Campagna Motors USA, Inc. (referred to as “Campagna Motors USA” or the “Company”) is a newly formed company that will become the exclusive marketing and distribution affiliate for CIRBIN, Inc. d.b.a. Campagna Motors. The Company was organized on October 19, 2016 as a C Corporation in the State of Delaware. Campagna Motors is an entity first organized on May 12, 2007 as a corporation under the laws of Québec, Canada. Campagna Motors USA is currently owned by the same owners as Campagna Motors. It is not a subsidiary of Campagna Motors. The Company’s year-end is December 31st.

Campagna Motors USA will benefit from the more than two decades of experience of Campagna Motors in bringing the Company’s innovative vehicles to market. Campagna Motors’ vehicles were first developed by Daniel Campagna, a former mechanic of Gilles Villeneuve, a Formula One racer, in Quebec, Canada. Daniel Campagna’s vision was for a light and nimble, comfortable, street-legal vehicle delivering exhilarating accelerations and precision handling. Since the 1990s, Campagna Motors’ vehicles have been available to purchasers in Canada and available in the United States since 2001. Campagna Motors USA will facilitate a focused expansion into the US market.

As of the date of these financial statements, the Company does not have an executed marketing and distribution agreement with Campagna Motors.

Management’s Plans

The Company will rely heavily on debt and equity financing for working capital and have only recently commenced operations. These above matters raise substantial doubt about the Company's ability to continue as a going concern. During the next twelve months, the Company intends to fund its operations with funding from our Regulation Crowdfunding campaigns, additional borrowings from a related entity and if needed additional debt and/or equity financings (through a private offering). If we cannot raise additional short-term capital, we may consume all of our cash reserved for operations. There are no assurances that management will be able to raise capital on terms acceptable to the Company. If we are unable to obtain sufficient amounts of additional capital, we may be required to reduce the scope of our planned development, which could harm our business, financial condition and operating results. The financial statements do not include any adjustments that might result from these uncertainties.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities, and the reported amount of revenues and expenses during the reporting period. Actual results could materially differ from these estimates. It is reasonably possible that changes in estimates will occur in the near term.

Fair Value of Financial Instruments

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants as of the measurement date. Applicable accounting guidance provides an established hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in valuing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the factors that market participants would use in valuing the asset or liability. There are three levels of inputs that may be used to measure fair value:

Level 1 - Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets

Level 2 - Include other inputs that are directly or indirectly observable in the marketplace.

Level 3 - Unobservable inputs which are supported by little or no market activity.

56

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

Fair-value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2016. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, prepaid expenses and related party note payable. Fair values for these items were assumed to approximate carrying values because of their short term nature or they are payable on demand.

Risks and Uncertainties

The Company has a limited operating history and has not generated revenue from intended operations. The Company's business and operations are sensitive to general business and economic conditions in the U.S. and worldwide along with local, state, and federal governmental policy decisions. A host of factors beyond the Company's control could cause fluctuations in these conditions, including but not limited to: federal and state regulations governing vehicles, consumer demand for vehicles, change in consumer tastes, manufacturing delays, and technological advances in our industry. Adverse developments in these general business and economic conditions could have a material adverse effect on the Company's financial condition and the results of its operations.

Cash and Cash Equivalents

For purpose of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Property and Equipment

Property and equipment are stated at cost and depreciated using the straight-line method over the estimated useful life. Leasehold improvements are depreciated over shorter of the useful life or lease life. Maintenance and repairs are charged to operations as incurred. Significant renewals and betterments are capitalized. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in operations.

Impairment of Long-Lived assets

The long-lived assets held and used by the Company are reviewed for impairment no less frequently than annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In the event that facts and circumstances indicate that the cost of any long-lived assets may be impaired, an evaluation of recoverability is performed. There can be no assurance, however, that market conditions will not change or demand for the Company’s products and services will continue, which could result in impairment of long-lived assets in the future.

Revenue Recognition

The Company will recognize revenues when (a) pervasive evidence that an agreement exists, (b) the product or service has been delivered, (c) the prices are fixed and determinable and not subject to refund or adjustment, and (d) collection of the amounts due are reasonably assured.

Income Taxes

Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial statement reported amounts at each period end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax expense for the period, if any, and the change during the period in deferred tax assets and liabilities.

Concentration of Credit Risk

The Company maintains its cash with a major financial institution located in the United States of America which it believes to be credit worthy. Balances are insured by the Federal Deposit Insurance Corporation up to $250,000. At times, the Company may maintain balances in excess of the federally insured limits.

Recent Accounting Pronouncements

The Financial Accounting Standards Board (“FASB”) issues Accounting Standard Updates (“ASU”) to amend the authoritative literature in the Accounting Standards Codification (“ASC”). There have been a number of ASUs to date that amend the original text of ASC. The Company believes those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to the Company or (iv) are not expected to have a significant impact on the Company.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 840), to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. The amendments in this standard are effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years, for a public entity. Early adoption of the amendments in this standard is permitted for all entities and the Company must recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. The Company is currently in the process of evaluating the effect this guidance will have on its financial statements and related disclosures.

57

NOTE 3 – RELATED PARTY NOTE PAYABLE

Related Party Note Payable

On October 25, 2016, to fund operations, the Company entered into a note agreement with an entity with common shareholders as the Company. Under the terms of the agreement, the Company can borrow up to $400,000. In addition, the note incurs interest at 12% per annum. The note is payable in 12 equal monthly payments of $37,333 commencing on January 1, 2017 (amended, see below). As of June 30, 2017, the related entity had incurred approximately $307,216 on behalf of the Company. In addition, the Company recorded accrued interest of $43,772 related to the note. On June 30, 2017, these expenditures were either expensed or classified as prepaid expenses depending on whether or not there was a future benefit. Subsequent to June 30, 2017, the holder revised the note to be due and payable upon 30 days of a successful funding round or at any date prior that is mutually agreed to by the Company and the related party.

NOTE 4 – COMMITMENTS AND CONTINGENCIES

The Company is not currently involved with, and does not know of any pending or threatening litigation against the Company.

NOTE 5 – STOCKHOLDERS' DEFICIT

Common Stock

At Inception, the Company has authorized the issuance of 60,000,000 shares of common stock, each having a par value of $0.00001, and has no preferred stock.

On October 19, 2016, the Company issued 33,333,333 shares to two officers in exchange for $3,333. The amount is shown as a subscription receivable as the funds have yet to be remitted.

On October 3, 2017, the Company voted for a reverse stock split of its common stock, one (1) new common share for each eight and one third (8.33) old common shares of stock. These financial statements have been restated to reflect the effect of the reverse stock split.

NOTE 6 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events that occurred after June 30, 2017 through September 27, 2017, the issuance date of these financial statements. There have been no other events or transactions during this time, other than disclosed above, that would have a material effect on these financial statements.

The Company voted for a reverse stock split (See note 5).

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INDEX TO EXHIBITS

1. Form of Placement Agency Agreement*

2.1. Certificate of Incorporation**

2.2 Bylaws**

2.3 Certificate of Amendment to the Certificate of Incorporation*

3.1 Form of Placement Agents’ Warrant*

4. Form of Subscription Agreement**

6.1 Loan Agreement between Campagna Motors USA, Inc. and CIRBIN, Inc.**

6.2 Amendment to the Loan Agreement**

6.3 Distribution agreement between Campagna Motors USA, Inc. and CIRBIN, Inc.**

8. Form of Escrow Agreement*

11. Consent of Independent Auditor, dbbmckennon*

12. Attorney opinion on legality of the offering**

15.1 Draft offering statement previously submitted pursuant to Rule 252(d) (incorporated by reference)**

15.2 Draft amended offering statement previously submitted pursuant to Rule 252(d) (incorporated by reference)**

*Filed herewith

** Previously filed with the Securities and Exchange Commission

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boucherville, QC Canada, on December 8, 2017.

Campagna Motors USA, Inc.

By /s/ André Morissette

André Morissette, Chief Executive Officer of

Campagna Motors USA, Inc.

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ André Morissette

André Morissette, Chief Executive Officer (principal executive officer), principal financial officer, principal accounting officer and Director

Date: December 8, 2017

/s/ Alain Batty

Director

Date: December 8, 2017

/s/ Michael Hillman

Director

Date: December 8, 2017

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